                                                                   EXHIBIT 10.55


                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                                 SONOMA SYSTEMS



The undersigned, Gregory Koss and Craig W. Johnson, certify that:

     1. They are the President and Secretary, respectively, of Sonoma Systems, a California corporation.

     2. The Articles of Incorporation of this corporation are amended and restated to read in full as follows:

                                       "I

     The name of this corporation is Sonoma Systems.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

     (A) Classes of Stock.  This corporation is authorized to issue two classes
         ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock."
                                          ------------       ---------------
The total number of shares which the corporation is authorized to issue is 44,250,000 shares, of which 25,000,000 shares shall be Common Stock and 19,250,000 shares shall be Preferred Stock, each with a par value of $0.01.

     (B) Reverse Split.  Upon the effective date of filing of these Amended and
         -------------
Restated Articles of Incorporation, each outstanding share of this corporation's Common Stock shall be converted and reconstituted into 0.535088633 of a share of this corporation's Common Stock (the "Common Reverse Split"). Any fractional
                                      --------------------
number of shares remaining after applying the Common Reverse Split to each certificate representing shares of Common Stock then held by any holder shall be redeemed at a purchase price of $0.15 per full share of Common Stock. Upon the effective date of filing of these Amended and Restated Articles of Incorporation, each outstanding share of this corporation's Preferred Stock shall be converted and reconstituted into 0.045481421 of a share of this corporation's Series A Preferred Stock, 0.032540820 of a share of
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this corporation's Series B Preferred Stock and 0.0675183063 of a share of this corporation's Series C Preferred Stock (the "Preferred Reverse Split"). Any
                                             -----------------------
fractional number of shares remaining after applying the Preferred Reverse Split to each certificate representing shares Preferred Stock then held by any holder shall be redeemed at a purchase price of $1.4876 per full share of Preferred Stock. All amounts per share and all per share numbers set forth in these Amended and Restated Articles of Incorporation have been appropriately adjusted to reflect the Common Reverse Split and the Preferred Reverse Split.

     (C) Rights, Preferences and Restrictions of Preferred Stock.  The Preferred
         -------------------------------------------------------
Stock authorized by these Restated Articles of Incorporation may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized, except as to matters fixed as to Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock hereinafter stated in this Article III(C), to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to increase or decrease the number of shares of that series, but not below the number of shares of such series then outstanding. The first series of Preferred Stock shall be designated "Series A Preferred Stock" and shall consist of 1,000,000
                     ------------------------
shares.  The second series of Preferred Stock shall be designated "Series B
                                                                   --------
Preferred Stock" and shall consist of 715,475 shares.  The third series of
---------------
Preferred Stock shall be designated "Series C Preferred Stock" and shall consist
                                     ------------------------
of 7,534,525 shares. Subject to the rights, preferences, privileges and restrictions of any future series of Preferred Stock, the rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as follows:


          (1)  Dividends.
               ---------

               (aa) Dividends on Series A Preferred Stock.  The holders of
                    -------------------------------------
outstanding Series A Preferred Stock shall receive in each fiscal year after the Original Issue Date (as defined in Section 3(cc) below), dividends in cash at the rate of $0.06 per share per annum, out of any assets legally available therefor, before any cash dividend is paid on Series B Preferred Stock, Series C Preferred Stock or Common Stock. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Series B Preferred Stock, Series C Preferred Stock and Common Stock in any fiscal year of the corporation only if dividends shall have been paid on or declared and set apart upon all shares of Series A Preferred Stock at such annual rate; and no further dividends shall be paid to holders of shares of Series A Preferred Stock in excess of such annual rate in any fiscal year. Dividends on Series A Preferred Stock shall accrue on each share from the Original Issue Date, and shall accrue from day to day, whether or not earned or declared, and shall be cumulative so that, if such dividends in respect of any previous or current annual dividend period, at the annual rate specified above, shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Series B Preferred Stock, Series C Preferred Stock or Common Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest. Cumulative dividends with respect to a share of Series A Preferred Stock which are accrued, payable and/or in arrears shall be paid to the extent

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assets are legally available therefor, and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor; any partial payment will be made pro rata among the holders of such shares.

          (bb) The holders of outstanding Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive in any fiscal year, when, if and as declared by the Board of Directors, out of any assets at the time legally available therefor, dividends in cash at the rate of $0.12 per share of Series B Preferred Stock per annum and $0.12 per share of Series C Preferred Stock per annum, each before any cash dividend is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock) may be declared and paid upon shares of Common Stock in any fiscal year of the corporation only if dividends shall have been paid on or declared and set apart upon all shares of Series B Preferred Stock and Series C Preferred Stock at such annual rates; and no further dividends shall be paid to holders of shares of Series B Preferred Stock and Series C Preferred Stock in excess of such annual rates in any fiscal year unless at the same time equivalent dividends are paid to holders of shares of Common Stock. The right to such dividends on shares of Series B Preferred Stock and Series C Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series B Preferred Stock and Series C Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

          (cc) In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock of the corporation into which their respective shares of Series B Preferred Stock and Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.


     (2)  Voting Rights.
          -------------

          (aa) Neither the Series A Preferred Stock nor the Series B Preferred Stock shall have voting rights with respect to the election of directors or any other matter to be put before the shareholders of the corporation, except in those matters for which a vote of either such series is required by law, in which event each share of Series A Preferred Stock and Series B Preferred Stock shall have one vote per share.

          (bb) Each holder of shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Preferred Stock could be converted on the record date for the vote or consent of shareholders and shall have voting rights and powers equal to the voting rights and powers of the

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Common Stock. The holder of each share of Series C Preferred Stock shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the corporation and shall vote with holders of the Common Stock as a single class upon any matter submitted to a vote of shareholders, except in those matters required by law to be submitted to a class vote, and those matters specified in Section (C)(5) below. Fractional votes by the holders of Series C Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.


          (3) Conversion.  The holders of Series B Preferred Stock and Series C
              ----------
Preferred Stock shall have conversion rights as follows (the "Conversion
                                                              ----------
Rights"):

               (aa)  Right to Convert.
                     ----------------

                     (i) Subject to the adjustments described in this Section
(C)(3), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.4876 by the Series B Conversion Price in effect on the date the certificate is surrendered for conversion, at any time (1) after the earlier of the closing of the corporation's sale of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an underwritten firm
                       ---------------
commitment public offering; provided, however, that the provisions of Section
                            --------  -------
(C)(3)(aa)(iii) below shall apply in the event of an Initial Public Offering as defined therein, (2) the corporation becoming subject to the periodic reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or (3) immediately prior to the closing of the corporation's sale of all or substantially all of its property or business or merger into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation) or other transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (other than a merger effected exclusively for the purpose of changing the domicile of the corporation). The initial "Series B Conversion Price" shall be $1.4876 per share
                           -------------------------
of Series B Preferred Stock. Such initial Series B Conversion Price shall be subject to adjustment as set forth below. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted is hereafter referred to as the "Series B Conversion Rate."
                    ------------------------

                     (ii) Subject to the adjustments described in this Section
(C)(3), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.4876 by the Series C Conversion Price in effect on the date the certificate is surrendered for conversion. The initial "Series C
                                                                 --------
Conversion Price" shall be $1.4876 per share of Series C Preferred Stock.
----------------
Such initial Series C Conversion Price shall be subject to adjustment as set forth below. The number of shares of Common Stock into which each share of Series C Preferred Stock may be converted is hereafter referred to as the "Series C
 --------

Conversion Rate."  The Series B Conversion Rate and Series C Conversion Rate
-----------
are sometimes referred to herein as the "Conversion Rate(s)."
                                         -----------------

          (iii)  Each share of Series B Preferred Stock and Series C
Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the earlier of (1) the closing of the corporation's sale of Common Stock pursuant to a registration statement under the Securities Act pursuant to an underwritten firm commitment public offering, provided that such offering results in $20,000,000 or more in cash proceeds to the corporation, net of underwriting discounts and commissions, and such shares are offered at a price to the public of at least $8.00 per share (as adjusted proportionately for stock splits, stock dividends and reverse stock splits) (an "Initial Public Offering"), or (2) the date specified by written consent or
 -----------------------
agreement of the holders of 66-2/3% of the then outstanding shares of Series C Preferred Stock and a majority of the then outstanding shares of Series B Preferred Stock, each series voting separately.

          (iv) No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock or Series C Preferred Stock and any such shares surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for the then fair market value thereof as determined by the corporation's Board of Directors, payable as promptly as possible whenever funds are legally available therefor. If more than one share of Series B Preferred Stock or Series C Preferred Stock is surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock to be issued upon conversion shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock or Series C Preferred Stock so surrendered.


     (bb) Mechanics of Conversion.
          -----------------------

          (i) Before any holder of Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the corporation at such office that such holder elects to convert the same and shall state in such notice the name or names in which such holder wishes the certificate or certificates for the number of shares of Common Stock to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock or Series C Preferred Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock or Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Series B Preferred Stock or Series C Preferred
Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to received the Common Stock upon conversion of the Series B Preferred Stock or Series C Preferred Stock shall not be deemed to have converted such Series B Preferred Stock or Series C Preferred Stock until immediately prior to the closing of such sale of securities.

     (cc) Adjustment of Conversion Rate For Subdivisions or Combinations of
          -----------------------------------------------------------------
Common Stock.  In the event the corporation, at any time or from time to time
------------
after the effective date of a written agreement by the corporation for the initial sale of Series C Preferred Stock (hereinafter referred to as the "Original Issue Date"), effects a subdivision or combination of its outstanding
--------------------
Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of its outstanding Series B Preferred Stock or Series C Preferred Stock, then and in each such event the Series B Conversion Rate or Series C Conversion Rate, as applicable, shall be increased or decreased proportionately.

     (dd) Adjustment of Conversion Rate for Dividends, Distributions and
          --------------------------------------------------------------
Common Stock Equivalents.  In the event the corporation at any time or from time
------------------------
to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights (hereinafter referred to as "Common Stock Equivalents")
                                                  ------------------------
convertible into or entitling the holder thereof to receive additional shares of Common Stock without payment of any consideration by such holder for such Common Stock Equivalents or the additional shares of Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Conversion Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event, the Conversion Rate for the Series B Preferred Stock and Series C Preferred Stock shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate for each such series by a fraction,

          (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents and

          (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date provided, however, (A) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Rate for each such series shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Rate for each such series shall be adjusted pursuant to this Section (C)(3)(dd) as of the time of actual payment of such dividends or distribution; (B) if such Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Common Stock issuable upon conversion or exercise thereof, the Conversion Rate for each such series shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Common Stock Equivalents then outstanding, and (C) upon the expiration of any rights of conversion or exercise under any unexercised Common Stock Equivalents, the Conversion Rate for each such series computed upon the original issue thereof shall, upon such expiration, be recomputed as if the only additional shares of Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Common Stock Equivalents.

          (ee) No Impairment.  The corporation will not, by amendment of its
               -------------
Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section (C)(3) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock and Series C Preferred Stock against impairment.

          (ff) Certificate as to Adjustments.  Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Rates pursuant to this Section
(C)(3), the corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock and Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of the property which at the time would be received upon the conversion of such holder's shares of Series B Preferred Stock or Series C Preferred Stock.

          (gg) Notices of Record Date.  In the event of the establishment by the
               ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any Common Stock Equivalents or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (hh) Reservation of Stock Issuable Upon Conversion.  The corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock and Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series C Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock and Series C Preferred Stock, the corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (ii) Notices.  Any notices required by the provisions of this Section
               -------
(C)(3) to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the corporation.

          (jj) Issue Taxes.  The corporation shall pay any and all issue and
               -----------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock or Series C Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (4)  Liquidation Preference.
          ----------------------

          (aa) In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership thereof, the amount of (i) $1.4876 per share for each share of Series B Preferred Stock then held by them, and (ii) $1.4876 per share for each share of Series C Preferred Stock then held by them, and, in addition, an amount equal to all declared but unpaid dividends on each such series of Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock and Series C Preferred Stock. After payment has been made to the holders of the Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they shall be entitled as aforesaid, any remaining assets shall be distributed ratably to the holders of the corporation's Series B Preferred Stock and Series C Preferred Stock and Common Stock on an as-converted basis.

               (bb) Certain Acquisitions.
                    --------------------

                    (i)  Deemed Liquidation.
                         ------------------

                         (A) For purposes of this Section (C)(4), a liquidation,
dissolution or winding up of the corporation shall be deemed to occur if the corporation shall sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of, provided that
                                                                --------
this Section (C)(4)(bb)(i) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the corporation.

                         (B) In the event of a deemed liquidation as described
in Section (C)(4)(bb)(i)(A) above in which the aggregate consideration received by the corporation is less than $8.00 per share on an as-converted basis, provision shall be made in connection with such transaction and upon the consummation thereof for the payment of the Series A Redemption Price (as defined below) on or before December 31, 2002 to the holders of the Series A Preferred Stock by the corporation or its successors or assigns.

                         (C) In the event of a deemed liquidation as described
in Section 4(bb)(i)(A) above in which the aggregate consideration received by the corporation is equal to or greater than $8.00 per share on an as-converted basis, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, but pari passu with any distribution to the holders of the Series B Preferred Stock and Series C Preferred Stock, the amount of $1.00 per share of each share of Series A Preferred Stock then held by them, plus an amount equal to all declared but unpaid dividends on the Series A Preferred Stock.

                    (ii) Valuation of Consideration.  In the event of a deemed
                         --------------------------
liquidation as described in Section (C)(4)(bb)(i) above, if the consideration received by the corporation is other than cash or securities, its value will be deemed its fair market value as determined in good faith by the Board of Directors of the corporation. Any securities shall be valued as follows:

                         (A) Securities not subject to investment letter or
other similar restrictions on free marketability:

                             (1) If traded on a securities exchange or the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing;

                             (2) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three days prior to the closing; and

                             (3) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series C Preferred Stock.

                         (B) The method of valuation of securities subject to
investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section (C)(4)(bb)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series C Preferred Stock.

                   (iii) Notice of Transaction.  The corporation shall give each
                         ---------------------
holder of record of Series B Preferred Stock and Series C Preferred Stock written notice of such impending transaction not later than 10 days prior to the shareholders' meeting called to approve such transaction, or 10 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section (C)(4), and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 10 days after the corporation has given the first notice provided for herein or sooner than 10 days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series C Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series C Preferred Stock.

                   (iv) Effect of Noncompliance.  In the event the requirements
                        -----------------------
of this Section (C)(4)(bb) are not complied with, the corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of Series B Preferred Stock and Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section (C)(4)(bb)(iii) hereof.


              (5)  Protective Provisions.
                   ---------------------

                   (aa) In addition to any other rights provided by law, so long as any Series C Preferred Stock shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66-2/3% in voting interest of such outstanding shares of Series C Preferred Stock, voting together as a single class:

          (i) effect (x) any merger (other than a merger with or into a wholly-owned subsidiary of the corporation), (y) a sale of all or substantially all of the assets of the corporation (other than to a wholly-owned subsidiary of the corporation) or (z) any transaction or series of related transactions (other than a public offering of the corporation's securities) in which the corporation will have issued shares representing more than 50% of the voting power of the corporation after giving effect to such transaction or transactions;

          (ii) amend or repeal any provision of, or add any provision to, this corporation's Bylaws if such action would alter or change the rights, preferences or privileges of, or restrictions provided for the benefit of, the Series C Preferred Stock in a way that is adverse to the holders of the Series C Preferred Stock;

          (iii) amend or repeal any provision of, or add any provision to, this corporation's Articles of Incorporation, including without limitation, any of the rights, preferences, privileges or restrictions relating to the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

          (iv) increase the authorized number of shares of Common Stock or Preferred Stock or of any series of Preferred Stock;

          (v) authorize or issue shares of any class of stock having any preference or priority superior to or on a parity with any preference or priority of the Series C Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this corporation having any preference or priority superior to or on a parity with any preference or priority of the Series C Preferred Stock;

          (vi) do any act or thing that would result in taxation of the holders of Series C Preferred Stock under Section 305 of the Internal Revenue Code of 1986;

          (vii)  declare or pay any dividend;

          (viii) voluntarily dissolve, liquidate or wind up or carry out any partial liquidation or distribution or transaction in the nature of a partial liquidation or distribution; or

          (ix) effect a repurchase of shares of Common Stock except a repurchase at the original purchase price for such shares pursuant to Section
(C)(9) below, or except a repurchase that shall have been unanimously approved by the Board of Directors.

          (6)  Redemption.
               ----------

               (aa) The Series C Preferred Stock shall not be redeemable.

               (bb) The corporation shall redeem Series A Preferred Stock, from any source of funds legally available therefor, on the earlier of (i) the closing of the corporation's sale of Common Stock pursuant to an Initial Public Offering, (ii) December 31, 2002 or (iii) at any time at the option of the Board of Directors (each, a "Series A Redemption Date"). The corporation shall effect
                       ------------------------
such redemption on the applicable Redemption Date by paying in cash in exchange for the shares of Series A Preferred Stock to be redeemed a sum equal to $1.00 per share of Series A Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series A Redemption
                                                      -------------------
Price").  Any redemption effected pursuant to this Section (C)(6)(bb) shall be
-----
made on a pro rata basis among the holders of Series A Preferred Stock in proportion to the number of shares of Series A Preferred Stock then held by such holders.

               (cc) The corporation may redeem Series B Preferred Stock, from any source of funds legally available therefor, as provided in this Section
(C)(6)(cc). The corporation may effect such redemption at any time after a vote of the shareholders of the corporation has been taken with respect to a proposed amendment to the corporation's Articles of Incorporation as to which the holders of the Series B Preferred Stock are entitled to a series vote under applicable law (a "Series Amendment"), and (1) at least 66-2/3% of the then outstanding
        ----------------
Series C Preferred Stock have voted in favor of the Series Amendment, (2) the Series Amendment is not approved by the holders of the Series B Preferred Stock, and (3) the Series Amendment has the same effect on the Series B Preferred Stock and the Series C Preferred Stock. The date of any such redemption of the Series B Preferred Stock shall be referred to herein as the "Series B Redemption Date,"
                                                      ------------------------
and together with the Series A Redemption Date, the "Redemption Date(s)."  The
                                                     ------------------
corporation shall effect such redemption on the Series B Redemption Date by paying in cash in exchange for the shares of Series B Preferred Stock to be redeemed a sum equal to $1.4876 per share of Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared but unpaid dividends on such shares (the " Series B
                                                                     --------
Redemption Price," and together with the Series A Redemption Price, the
-----------------
"Redemption Price(s).").  Any redemption effected pursuant to this Section
--------------------
(C)(6)(cc) shall be made on a pro rata basis among the holders of Series B Preferred Stock in proportion to the number of shares of Series B Preferred Stock then held by such holders.

                (dd) At least 15 but no more than 30 days prior to the Series A Redemption Date or Series B Redemption Date, written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Preferred Stock to be redeemed, at the address last shown on the records of the corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares to be redeemed (the "Redemption Notice").
                                             -----------------

Except as provided in Section (C)(6)(ee) below on or after any Redemption Date, each holder of Series A Preferred Stock or Series B Preferred Stock, as applicable, to be redeemed shall surrender to the corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (ee) From and after the Series A Redemption Date or Series B Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price or Series B Redemption Price, respectively, all rights of the holders of shares of Series A Preferred Stock or Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock or Series B Preferred Stock (except the right to receive the Redemption Price upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of series of Preferred Stock which may from time to time come into existence, if the funds of the corporation legally available for redemption of shares of Series A Preferred Stock or Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock or Series B Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series A Preferred Stock or Series B Preferred Stock. The shares of Series A Preferred Stock or Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of series of Preferred Stock which may from time to time come into existence, at any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series A Preferred Stock or Series B Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obliged to redeem on any Redemption Date but which it has not redeemed.

          (7) No Reissuance of Preferred Stock.  No share or shares of Preferred
              --------------------------------
Stock acquired by the corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

          (8) Residual Rights.  All rights accruing to the outstanding shares of
              ---------------
this corporation not expressly provided for to the contrary herein shall be vested in the Common Stock.

          (9) Consent for Certain Repurchases of Common Stock Deemed to be
              ------------------------------------------------------------
Distributions.  Each holder of Preferred Stock shall be deemed to have
-------------
consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the corporation in connection with the repurchase of shares of Common Stock issued to or held by employees or consultants upon termination of their employment or services pursuant to agreements providing for such right of repurchase between the corporation and such persons which have been approved by the Board of Directors of the corporation.

     (D)  Common Stock.
          ------------

          (1) Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, if and as declared by the Board of Directors of the corporation, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          (2) Liquidation Rights.  Upon the liquidation, dissolution or winding
              ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Section III(C)(4) hereof.

          (3) Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with Section III(C)(2)(bb) and the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

          (4) Protective Provision.  In addition to any other rights provided by
              --------------------
law, so long as any shares of Common Stock shall be outstanding, this corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority in voting interest of such outstanding shares of Common Stock, voting separately as a class, amend or repeal Section III(D)(3) of these Articles of Incorporation.


                                       IV


     (A) Limitation on Directors' Liability.  The liability of the directors of
         ----------------------------------
the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (B) Indemnification of Corporate Agents.  The corporation is authorized to
         -----------------------------------
provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

     (C) Repeal or Modification.  Any repeal or modification of the foregoing
         ----------------------
provisions of this Article IV by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

                                 *     *     *

    3. The foregoing amendment has been approved by the Board of Directors of this corporation.

    4. The foregoing amendment was approved by the holders of the requisite number of shares of this corporation in accordance with Sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 22,719 shares of Common Stock and 21,987,000 shares of Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was a majority of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock, voting separately.


                            (Signature Page Follows)

          The undersigned certify under penalty of perjury under the laws of the State of California that the matters set forth herein are true and correct of our own knowledge.

     Executed at Marina Del Rey, California, on January 7, 1998.




                                    ---------------------------
                                    Gregory Koss, President


                                    ---------------------------
                                    Craig W. Johnson, Secretary

                                 SONOMA SYSTEMS

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     This Series C Preferred Stock Purchase Agreement (the "Agreement") is made
                                                            ---------
as January 15, 1998 by and between Sonoma Systems, a California corporation (the "Company"), the investors listed on Exhibit A attached hereto (each a
 -------                            ---------
"Purchaser" and together the "Purchasers"), and with respect to Section 2 and
 ---------                    ----------
Section 6, by Retix, a California corporation ("Retix").
                                                -----

     The parties hereby agree as follows:

     1.  PURCHASE AND SALE OF PREFERRED STOCK.
         ------------------------------------

          1.1  SALE AND ISSUANCE OF SERIES C PREFERRED STOCK.
               ---------------------------------------------

          (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the Initial Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the "Restated Articles").
---------       -----------------

          (b) Subject to the terms and conditions of this Agreement, each Purchaser severally agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series C Preferred Stock set forth opposite each such Purchaser's name on Exhibit A
                                                                   ---------
attached hereto at a purchase price of $1.4876 per share. The shares of Series C Preferred Stock issued to the Purchasers pursuant to this Agreement shall be hereinafter referred to as the "Stock."
                                -----


          1.2  CLOSING; DELIVERY.
               -----------------

               (a) The initial closing of the purchase and sale of the Stock shall take place at the offices of Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California, on January 15, 1998 (the "Initial Closing") or at such other time and place as the Company and the
      ------- -------
Purchasers mutually agree upon, orally or in writing (the date of the Initial hereinafter referred to as the "Initial Closing Date"). The subsequent
                                --------------------
Closing is closing(s) of the purchase and sale of the Stock (the "Subsequent
                                                                  ----------
Closing(s)") shall take place at a date and time agreed upon by the Company and
----------
the Purchasers participating in the respective Subsequent Closing (the date(s) of the Subsequent Closing(s) is hereinafter referred to as the "Subsequent
                                                                -----------
Closing Date(s)"), which shall occur in any event no later than February 28,
--------------
1998). In the event that Newbury Ventures does not purchase the entire 504,157 shares of Stock available for issuance at a Subsequent Closing(s), then Crosspoint Venture Partners 1997, VantagePoint Associates, L.L.C. and Lazard Freres & Co. L.L.C. each agree, severally and not jointly, to purchase 33-1/3% of such remaining shares of Stock in a Subsequent Closing on or before February 28, 1998.

          For purposes of this Agreement, the terms "Closing" and "Closing
                                                     -------       -------
Date," unless otherwise indicated, refer to the applicable closing and closing
----
date of the Initial Closing or the Subsequent Closing(s), as the case may be.

          (b) At each Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

     2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company and Retix
         ---------------------------------------------
hereby jointly and severally represent and warrant to each Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit C and
                                                                   ---------
subject to the limitations on liability with respect to Retix provided in
Section 6.18 of this Agreement:

          2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION.  The Company is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business. Retix Europe, Ltd. and Sonoma Systems Europe, Ltd. (together, the "European Subsidiaries") are duly organized, validly existing
                ---------------------
and in good standing under the laws of England and Wales and have all requisite corporate power and authority to carry on their respective businesses. The Company and each European Subsidiary are duly qualified to transact business and are in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on each entity's respective business or properties.

          2.2  CAPITALIZATION.  The authorized capital of the Company consists,
               --------------
or will consist, immediately prior to the Initial Closing, of:

               (a) 19,250,000 shares of Preferred Stock, 1,000,000 shares of which have been designated Series A Preferred Stock, all of which will be issued and outstanding immediately prior to the Closing, 715,475 shares of which have been designated Series B Preferred Stock, all of which will be issued and outstanding immediately prior to the Closing, and 7,534,525 shares of which have been designated Series C Preferred Stock, 1,484,525 of which will be issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Articles. All of the outstanding shares of Preferred Stock have been duly authorized, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws.

          (b) 25,000,000 shares of Common Stock, 12,154 shares of which will be issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

          (c) The Company has reserved 2,750,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1996 Stock Option Plan duly adopted by the Board of Directors and approved by the Company shareholders (the "Stock Plan"). Of such reserved
                                               ----------
shares of Common Stock, 9,719 shares have been issued upon exercise of options previously granted, options to purchase 1,705,000 shares have been granted and are currently outstanding, and 1,045,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

               (d) Except for outstanding options issued pursuant to the Stock Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company, either directly or indirectly, of any shares of its capital stock.

          2.3  SUBSIDIARIES.  The Company does not currently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. Retix currently owns 100% of the outstanding capital Stock of Retix Europe, Ltd. ("Retix Europe"). Retix Europe currently owns
                              -------------
100% of the outstanding capital stock of Sonoma Systems Europe, Ltd. As soon as reasonably practical after the Closing, Retix shall transfer to the Company all of the capital stock of the European Subsidiaries, whereby the Company shall own 100% of the outstanding capital stock of the European Subsidiaries.

          2.4  AUTHORIZATION.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Rights Agreement, in the form attached hereto as Exhibit D (the "Rights Agreement") and
                                          ---------       ----------------
together with this Agreement, the "Agreements"), the performance of all
                                   ----------
obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance), sale, and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "Securities")
                                                                   ----------
have been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

          2.5  VALID ISSUANCE OF SECURITIES. The Stock that is being issued to
               ----------------------------
the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, and all of the outstanding capital stock of the European Subsidiaries as of the Closing, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.6 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

          2.6  GOVERNMENTAL CONSENTS.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").
                 --------------

          2.7  LITIGATION.  There is no action, suit, proceeding or
               ----------
investigation pending or, to the Company's knowledge, currently threatened against the Company, Retix or either European Subsidiary, or with respect to the Company's officers or directors, that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that is reasonably likely to result, either individually or in the aggregate, in any material adverse changes in the assets, business, operations, condition or affairs of the Company or either European Subsidiary or in any of their respective properties or assets, financially or otherwise, or any change in the current equity ownership of the Company or either European Subsidiary, nor is the Company aware that there is any basis for the foregoing. Neither the Company, Retix or either European Subsidiary nor, to the Company's knowledge, any of their respective officers or directors, is a party or subject to, nor are any of the Company's nor either European Subsidiary's respective assets or properties subject to, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the Company or either European Subsidiary's assets. There is no action, suit, proceeding or investigation by the Company, Retix or any of the Company's officers or directors relating to the Company or its assets or any material impairment of the right or ability of the Company or either European Subsidiary to carry on their respective business as now conducted or as proposed to be conducted, or any material liability on the part of the Company or either European Subsidiary, currently pending or which the Company or either European Subsidiary or, to the knowledge of the Company, any of their respective officers or directors, intend to initiate.

          2.8  INTELLECTUAL PROPERTY.  The Company owns or possesses
               ---------------------
sufficient legal rights to all patents, patent applications, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business without any conflict with, or infringement of, the rights of others. The Schedule of Exceptions hereto contains a list or description of the registered trademarks, service marks, tradenames, patents, patent applications and copyrights of the Company and each European Subsidiary. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, other than end-user licenses or agreements entered into in the ordinary course of business, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity, other than end user licenses entered into in the ordinary course of business. The Company is not aware of any third party that is infringing or violating any of its patents, licenses, trademarks, service marks, trade names, inventions, processes, formulae, trade secrets, franchises, copyrights or other proprietary rights. Neither the Company nor either European Subsidiary has received any communications alleging that the Company has violated or, by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees or employees of either European Subsidiary is obligated under or in violation of any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company or employees of either European Subsidiary, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees or employees of either European Subsidiary (or persons it currently intends to hire) made prior to their employment by the Company or either European Subsidiary.

          2.9  COMPLIANCE WITH OTHER INSTRUMENTS.
               ---------------------------------

               (a) Neither European Subsidiary is in violation of any provisions of their respective Memoranda and Articles of Association. The Company is not in violation or default of any provisions of its Restated Articles or Bylaws nor is the Company nor either European Subsidiary in violation or default of any instrument, judgment, order, writ, decree or contract to which they are a party or by which they are bound or, to the Company's knowledge, of any provision of federal or state statute, rule or regulation applicable to them. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or either European Subsidiary.

               (b) To the Company's knowledge, the Company and each European Subsidiary has avoided every condition, and has not performed any act, the occurrence of which would result in the loss of any right granted under any license, distribution agreement or other agreement.

               (c) Neither the Company nor either European Subsidiary is a party to or bound by any judgment, order, writ or decree which materially affects, or, so far as the Company may now reasonably foresee in the future, is reasonably likely to adversely affect their respective business, their respective properties or financial condition.

         2.10  AGREEMENTS; ACTION.
               ------------------

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof. There are no agreements, understandings or proposed transactions between either European Subsidiary and any of its respective officers, directors, affiliates or any affiliate thereof.

          (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts, commitments or proposed transactions to which the Company or any of European Subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of the European Subsidiaries in excess of, $25,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of the European Subsidiaries, other than end-user licenses granted in the ordinary course of business, or (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products (collectively, "Contracts"). All such Contracts are valid,
                                     ---------
binding and in full force and effect in all material respects, without any material breach by any party thereto.

          (c) Neither the Company nor either European Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of their respective capital stock, (ii) neither the Company nor either European Subsidiary has any indebtedness for borrowed money, or other liabilities (fixed or contingent), which they have directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Company or either European Subsidiary has otherwise become directly or indirectly liable other than trade payables and leases entered into in the ordinary course of business, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of their respective assets or rights, other than the sale of its inventory in the ordinary course of business.

          (d) Neither the Company nor either European Subsidiary is a party to or is bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws or Memorandum and Articles of Association, as applicable, that adversely affects or, so far as the Company may now reasonably foresee in the future, is reasonably likely to adversely affect their respective business, assets, properties or financial condition.

          (e) Neither the Company nor either European Subsidiary has any liability or obligation in connection with any Contract which has been terminated by the Company or either European Subsidiary within the last three years or for which notice of termination has been delivered by the Company or other European Subsidiary.

    2.11  DISCLOSURE. The Company has fully provided the Purchasers with
          ----------
all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its business (collectively, the "Business
                                                                      --------
Plan"). No representation or warranty of the Company contained in this
----
Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan and the financial and other projections contained in the

Business Plan were prepared in good faith and management of the Company reasonably believes that the projections are attainable; however, neither the Company nor Retix warrants that the Company will achieve such projections.

          2.12  NO CONFLICT OF INTEREST.  Neither the Company nor either
                -----------------------
European Subsidiary is indebted, directly or indirectly, to, nor is the Company or either European Subsidiary a party to any transaction or arrangement with Retix, any of the officers or directors of the Company or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. None of Retix's or the Company's or the European Subsidiary's officers or directors, or any members of their immediate families, are, directly or, to the Company's knowledge, indirectly, indebted to the Company or either European Subsidiary (other than in connection with purchases of the Company's or the European Subsidiary's stock) or, to the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or shareholders of the Company may own stock in (but not exceeding one percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. To the Company's knowledge, none of the Company's or either European Subsidiary's officers or directors or any members of their immediate families are, directly or indirectly, interested in any material contract with the Company or either European Subsidiary. Neither the Company nor either European Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.13  RIGHTS OF REGISTRATION AND VOTING RIGHTS.  Except as
                ----------------------------------------
contemplated in the Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Rights Agreement, no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.14  TITLE TO PROPERTY AND ASSETS.  The Company and each European
                ----------------------------
Subsidiary owns their respective property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's nor either European Subsidiary's ownership or use of such property or assets. With respect to the property and assets each leases, the Company and each European Subsidiary is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances. All of such property and assets are in good and operative condition, reasonable wear and tear excepted.

          2.15  FINANCIAL STATEMENTS.  The Company has delivered to each
                --------------------
Purchaser its unaudited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of December 27, 1997 and for the twelve-month period then ended (collectively, the "Financial
                                                           ---------
Statements"). The Financial Statements have been prepared in accordance with
----------
generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles which would not, individually, or in the aggregate, be material. The Financial Statements fairly present the financial condition and operating results of the Company and each European Subsidiary as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments which would not, individually or in the aggregate, be material. The Financial Statements: (i) contain and reflect adequate provisions for all liabilities and all taxes, federal, state, local or foreign, with respect to the periods then ended and all prior periods; (ii) with respect to contracts and commitments, contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts. Except as set forth in the Financial Statements, since December 27, 1997, neither the Company nor either European Subsidiary has accrued, and none of their respective assets or properties are subject to, any liabilities or obligations (accrued, absolute, contingent or otherwise), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles, other than unsecured trade accounts payable arising in the ordinary course of business, federal, or state income taxes accrued in respect of the operations of the Company and each European Subsidiary or other normal expenses and liabilities accrued in the ordinary course of business, which liabilities do not exceed $50,000 in the aggregate. So far as the Company is aware, there are no facts in existence which are reasonably likely to serve as the basis for any liabilities or obligations of the Company nor either European Subsidiary not disclosed in this Agreement, the Financial Statements or the Schedules attached hereto.

          2.16  CHANGES.  Since December 27, 1997, there has not been:
                -------
                (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been individually, or in the aggregate, materially adverse;

                (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan);

                (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties or financial condition of the Company (as such business is presently conducted and it is proposed to be conducted in the Business Plan);

               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

          (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loan or guarantee made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (k) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

          (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (m) to the Company's knowledge, any other event or condition of any character that is reasonably likely to materially and adversely affect the business, properties or financial condition of the Company (as presently conducted and as proposed to be conducted in the Business Plan); or

          (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.16.

          For the purposes of this Section 2.16, the term "Company" shall include the European Subsidiaries.

    2.17  EMPLOYEE BENEFIT PLANS. There is no pension, health, profit
          ----------------------
sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, vacation, sick pay or any other employee benefit or welfare benefit plan with respect to any officer or employee of the Company or either European Subsidiary, including, without limitation, any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

    2.18  TAX RETURNS AND PAYMENTS.  The Company and each European Subsidiary
          ------------------------
have filed all tax returns and reports as required by applicable law. These returns and reports are true and correct in all material respects. The Company and each European Subsidiary have paid all taxes and other assessments due. The Company has not elected to be treated as an S Corporation or a collapsible corporation pursuant to Section 341(f) or Section 1362(a) of the Code, nor has it made any other elections pursuant to the Internal Revenue Code of 1986, as amended (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted in the Business Plan or any of its properties or material assets. Neither the Company or either European Subsidiary has ever had any tax deficiency proposed or assessed against it that has not been discharged and has not executed any waiver of any statute of limitations on the assessment or collection of ant tax or governmental charge.

          2.19  INSURANCE.  The Company and each European Subsidiary have
                ---------
adequate insurance, with financially sound and reputable insurers, with respect to their respective properties, business and operations, that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types (including public liability insurance) as are customarily carried under similar circumstances by such other entities. The Company has delivered a list of all of such insurance, including coverage amounts and deductibles, to the Purchasers or their representatives.

          2.20  LABOR AGREEMENTS AND ACTIONS.  Neither the Company nor either
                ----------------------------
European Subsidiary is bound by or subject to (and none of their respective assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company or either European Subsidiary pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company or either European Subsidiary, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company and each European Subsidiary is terminable at the will of the Company. The Company and each European Subsidiary have complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

          2.21  CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS.
                ------------------------------------------------------------
Each employee, consultant and officer of the Company and each European Subsidiary has executed an agreement with the Company and each European Subsidiary, as applicable, regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.22  PERMITS.  The Company and each European Subsidiary have all
                -------
franchises, permits, licenses and any similar authority necessary for the conduct of their respective business as presently proposed to be conducted in the Business Plan, the lack of which could materially and adversely affect the business, properties or financial condition of the Company. Such material franchises, permits, licenses and similar authority are in full force and effect, no material violations have been or are expected to have been recorded in respect thereof, and no proceeding is pending or, to the knowledge of the Company, threatened that could result in the revocation or limitation of any of such franchises, permits, licenses or similar authority.

The Company has conducted its business so as to comply in all material respects with all such franchises, permits, licenses and similar authority.

          2.23  CORPORATE DOCUMENTS.  The Restated Articles and Bylaws of the
                -------------------
Company are in the form provided to counsel for the Purchasers. The Memoranda and Articles of Association for each European Subsidiary are in the form as provided to Purchaser's counsel. The copy of the minute books of the Company and each European Subsidiary provided to the Purchasers' counsel contains minutes of all meetings of directors, committees thereof, and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors, committees thereof, and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.24  QUALIFIED SMALL BUSINESS STOCK.  The Company represents and
                ------------------------------
warrants to the Purchasers that, to the Company's knowledge, the Stock should qualify as "Qualified Small Business Stock" as defined in Section 1202(c)
            ------------------------------
of the Internal Revenue Code of 1986, as amended as of the date hereof.

          2.25  REAL PROPERTY HOLDING COMPANY. The Company is not a real
                -----------------------------
property holding company within the meaning of section 897 of the Code.

          2.26  INVENTORIES.  All of the inventories of the Company and each
                -----------
European Subsidiary are, and on the Closing Date all of the items comprising the inventories of the Company and each European Subsidiary will become usable and saleable in the ordinary course of business of the Company, exclusive of inventories against which reserves have been provided on the December 27, 1997 balance sheet. No items included in the inventories have been pledged as collateral or are held by the Company or either European Subsidiary on a consignment from others. All inventories shown in the Financial Statements are valued at the lower of cost (determined on a first in first out basis,) or market value.

          2.27  ACCOUNTS RECEIVABLE.  The Accounts Receivables reflected in the
                -------------------
December 27, 1997 balance sheet and all accounts receivable created after the date thereof, arose from valid sales in the ordinary course of business of the Company and each European Subsidiary and have been collected or to the Company's best knowledge are collectible in full, net of the allowance from uncollectible amounts set forth on the December 27, 1997 balance sheet.

     3.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.  Each Purchaser
         ------------------------------------------------
hereby represents and warrants severally and not jointly to the Company that:

          3.1  AUTHORIZATION.  Such Purchaser has full power and authority
               -------------
to enter into this Agreement. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or
(b) to the extent the
indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

          3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT.  This Agreement is made
               ---------------------------------
with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

          3.3  DISCLOSURE OF INFORMATION.  The Purchaser believes that it,
               -------------------------
or its representatives, have received all information as such Purchaser considers necessary for evaluating the risks and merits of acquiring the Securities and has had the opportunity to make further inquiries of the Company and its representatives for additional information. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of each Purchaser to rely thereon.

          3.4  RESTRICTED SECURITIES.  The Purchaser understands that the
               ---------------------
Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission (the "SEC") and qualified by state authorities, or an exemption from such
 ---
registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5  NO PUBLIC MARKET.  The Purchaser understands that no public
               ----------------
market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

          3.6  LEGENDS.  The Purchaser understands that the Securities,
               -------
and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b) Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.


          3.7  ACCREDITED INVESTOR.  The Purchaser is an accredited investor
               -------------------
as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          3.8  FOREIGN INVESTORS.  If the Purchaser is not a United States
               -----------------
person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

      4.  CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations
          ----------------------------------------------------
of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2  PERFORMANCE.  The Company shall have performed and complied with
               -----------
all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3  COMPLIANCE CERTIFICATE.  The President or Chief Financial
               ----------------------
Officer of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4  QUALIFICATIONS.  All authorizations, approvals or permits,
               --------------
if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing. No stop order or other order enjoining the sale of the Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, or similar of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Stock shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

          4.5  OPINION OF COMPANY COUNSEL.  The Purchasers shall have received
               --------------------------
from Venture Law Group, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E.
                                      ---------

          4.6  BOARD OF DIRECTORS.  As of the Closing, the Board shall be
               ------------------
comprised of: Robert Hoff, Jeffrey Marshall and the Chief Executive Officer of Sonoma Systems. As of the Closing, the Bylaws (or the Restated Articles) shall provide that Board shall consist of not less than four nor more than seven directors, with the initial number at five, which number shall not be changed without the affirmative vote or written consent of the holders of not less than 66-2/3% in voting interest of the Stock. In addition, the Bylaws shall provide indemnity to the Company's officers and directors to the fullest extent authorized by law.

          4.7  RIGHTS AGREEMENT. The Company and each Purchaser shall have
               ----------------
executed and delivered the Rights Agreement in substantially the form attached as Exhibit D.
   ---------

          4.8  RESTATED ARTICLES.  The Company shall have filed the Restated
               -----------------
Articles with the Secretary of State of California on or prior to the Initial Closing Date, which shall continue to be in full force and effect as of the Closing Date.

          4.9  CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT.
               -----------------------------------------------------------
The Company and each of its employees shall have entered into the Company's standard form Confidential Information and Invention Assignment Agreement, in substantially the form provided to the Purchasers.

      5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations
          --------------------------------------------------
of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of each Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2  PERFORMANCE.  All covenants, agreements and conditions contained
               -----------
in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

          5.3  QUALIFICATIONS.  All authorizations, approvals or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing. No stop order or other order enjoining the sale of the Stock shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, the California Commissioner of Corporations, or similar officer of any other state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Stock shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

      6.  MISCELLANEOUS.
          -------------

          6.1  SURVIVAL OF WARRANTIES.  Unless otherwise set forth in this
               ----------------------
Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, any investigation made by any Purchaser, and the Closing of the transactions contemplated hereby and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

          6.2  TRANSFER; SUCCESSORS AND ASSIGNS.  The terms and conditions of
               --------------------------------
this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3  GOVERNING LAW.  This Agreement and all acts and transactions
               -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          6.4  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          6.5  TITLES AND SUBTITLES.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6  NOTICES.  Any notice required or permitted by this Agreement
               -------
shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as
                                              ---------
subsequently modified by written notice.

          6.7  FINDER'S FEE. Each party represents that it neither is nor will
               ------------
be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8  FEES AND EXPENSES.  The Company shall pay at the Closing the
               -----------------
reasonable fees and expenses of Stradling, Yocca, Carlson & Rauth, the counsel for the Purchasers, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $45,000.

          6.9  ATTORNEY'S FEES.  If any action at law or in equity (including
               ---------------
arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
                ----------------------
amended (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of at least a majority of the Common Stock issued or issuable upon conversion of the Stock, except that any amendment to Section 2 herein or the Schedule of Exceptions relating thereto which would result in an increase in the liability of Retix under Section 6.18 herein or otherwise, as well as any amendment to such Section 6.18, shall require the further written consent of Retix. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, the Company, and, with respect to Section 2 and Section 6.18 if amended as set forth in the prior sentence, Retix.

          6.11  SEVERABILITY.  If one or more provisions of this Agreement
                ------------
are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          6.12  DELAYS OR OMISSIONS.  No delay or omission to exercise any
                -------------------
right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative, except that with respect to Retix, such remedies shall be restricted to those provided in Section 6.18 herein.

          6.13  ENTIRE AGREEMENT.  This Agreement, and the documents referred
                ----------------
to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          6.14  CORPORATE SECURITIES LAW.  THE SALE OF THE SECURITIES WHICH ARE
                ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          6.15  CONFIDENTIALITY.  Each party hereto agrees that, except with
                ---------------
the prior written permission of the other party and except as required by applicable law, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

          6.16  EXCULPATION AMONG PURCHASERS.  Each Purchaser acknowledges
                ----------------------------
that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

          6.17  WAIVER OF CONFLICTS.  EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES
                -------------------
THAT VENTURE LAW GROUP, COUNSEL FOR THE COMPANY

AND RETIX, HAS IN THE PAST PERFORMED AND MAY CONTINUE TO PERFORM LEGAL SERVICES FOR CERTAIN OF THE PURCHASERS IN MATTERS UNRELATED TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT, INCLUDING THE REPRESENTATION OF SUCH PURCHASERS IN VENTURE CAPITAL FINANCINGS AND OTHER MATTERS. ACCORDINGLY, EACH PARTY TO THIS AGREEMENT HEREBY (A) ACKNOWLEDGES THAT THEY HAVE HAD AN OPPORTUNITY TO ASK FOR INFORMATION RELEVANT TO THIS DISCLOSURE; AND (B) GIVES ITS INFORMED CONSENT TO VENTURE LAW GROUP'S REPRESENTATION OF CERTAIN OF THE PURCHASERS IN SUCH UNRELATED MATTERS AND TO VENTURE LAW GROUP'S REPRESENTATION OF THE COMPANY AND RETIX IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

          6.18 INDEMNIFICATION.
               ---------------

               (a)  Indemnity.
                    ---------

                    (i) Retix shall indemnify the Company in the manner herein provided against and in respect of any loss, cost, expense, liability, judgment or damage (including reasonable legal fees and expenses) incurred by the Company, directly or indirectly, caused by or arising from any breach of the representations and warranties set forth in Section 2 of this Agreement (collectively, the "Losses"). Retix will not be liable under this Section 6.18
                    ------
with respect to the first $150,000 in aggregate Losses. Solely for purposes of illustration, in the event of an initial Loss totaling $150,000, or series of Losses totaling $150,000 in the aggregate, Retix shall have no liability under this Section 6.18; however, thereafter Retix shall be liable under this Section
6.18 for any and all further Losses up to the Indemnity Cap (as defined below).

                    (ii) Notwithstanding any other provision herein to the contrary, in no event shall Retix be liable to the Company for Losses in excess of $3,270,000 plus the total number of shares of the Company's Series A Preferred Stock held by Retix as of the Closing (the "Indemnity Cap"). In
                                                      -------------
addition, Retix's liability under this Section 6.18 shall be net of the following amounts: (1) Retix's liability for any Loss shall be net of amounts refunded to the Company for taxes paid by Retix on behalf or for the account of Retix Europe Ltd. or Sonoma Systems Europe Ltd., and (2) Retix's liability for any Losses related to any of the Company's customers or distributors or the Company's products shall be net of the aggregate amount of the Specified Reserves. As used herein, the "Specified Reserves" shall mean all reserves and
                               ------------------
allowances for doubtful accounts, sales returns, inventory shrinkage and obsolescence and warranty claims reflected in the Company's balance sheet as of December 27, 1997.

          (b) Payment of Claims.  If the Company shall have any claim of
              -----------------
indemnification pursuant to this Section 6.18, the Company shall promptly give formal written notice thereof to Retix, including a brief description of the facts or other matters upon which such claim is based and the amount of the Loss as reasonably determined by the Company. The failure of the Company to give prompt notice shall not limit the right of the Company to make a claim unless Retix shall be materially prejudiced by such failure. Retix shall within fifteen (15)
business days following receipt of such notice deliver to the Company (i) a number of shares of the Company's Series A Preferred Stock, in whole shares, most nearly equal to the sum of the amount of the Loss to be satisfied divided by the Series A Price (as defined below), (ii) a number of shares of the Company's Series B Preferred Stock, in whole shares, most nearly equal to the sum of the amount of the Loss to be satisfied divided by the Series B Price (as defined below), (iii) a number of shares of the Company's Series C Preferred Stock, in whole shares, most nearly equal to the sum of the amount of the Loss to be satisfied divided by the Series C Price (as defined below), (iv) an amount of cash equal to the amount of the Loss to be satisfied, or (v) any combination of the foregoing as determined by Retix in its discretion. As used herein, the "Series A Price" shall be $1.00 per share, and the "Series B Price" and the
 --------------                                     --------------
"Series C Price" shall each be equal to the most recent price at which the
 --------------
Company has sold its capital stock to professional or institutional investors in a financing in which the Company has received aggregate net proceeds of at least $5,000,000.

      (c) Dispute Resolution.  Disputes with respect to any claims of
          ------------------
indemnification hereunder shall be resolved as follows:


          (i) If Retix shall, in good faith, notify the Company in writing of its objection to a claim of indemnification hereunder, including a brief description of the facts or other matters upon which such objection is based, the Company and Retix shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

          (ii) If no such agreement can be reached after good faith negotiation, either Retix or the Company may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Any arbitration hereunder shall be conducted by three arbitrators. Retix and the Company shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of a majority of the three arbitrators as to the validity and amount of any Loss shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Los Angeles, California, under the rules then in effect of the American Arbitration Association.

          (iv) If the arbitrators shall determine that some or all of the subject Loss is to be paid, Retix shall within fifteen (15) business days following receipt of a copy of such determination deliver to the Company the amount of the Loss to be satisfied in accordance with the provisions of Section 6.18(b) above.

      (d) Third Party Claims.  In the event the Company becomes aware of a
          ------------------
third party claim which the Company believes may result in a claim of indemnification under this Section 6.18, the Company shall notify Retix, which shall be entitled, at its expense, to participate in any defense of such claim, or in its discretion, assume overall control of such defense if the maximum liability (including attorneys' fees and costs) under such claim would not exceed the Liability Cap. Retix shall have the right in its sole discretion to settle any such claim so long as the settlement does not result in Losses in excess of the Indemnity Cap and Retix has acknowledged its responsibility under the indemnity provisions of this Section
6.18 for such claim.

          (e) Termination.  The obligations of Retix under this Section 6.18
              -----------
shall apply only to claims with respect to Losses made on or before January 15, 1999.

          (g) Exclusive Remedy.  In the absence of fraud, the indemnity provided
              ----------------
in this Section 6.18 shall be the sole and exclusive remedy of the Company and the Investors against Retix with respect to all losses, costs or expenses incurred by the Company or the Investors pursuant to the transactions contemplated by this Agreement.

    6.19  CAPITAL CONTRIBUTION.  At the Closing, all indebtedness of the
          --------------------
Company to Retix as of January 8, 1998 shall be discharged and canceled and shall be treated as a capital contribution by Retix to the Company. Any indebtedness of the Company to Retix incurred after January 8, 1998 shall be repaid by the Company in accordance with the terms thereof.



                            [Signature Pages Follow]

     The parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.


                                    COMPANY:

                                    SONOMA SYSTEMS


                                    By:_____________________________________

                                    Name:___________________________________
                                                (print)

                                    Title:__________________________________


                                    Address:  4640 Admiralty Way
                                              Marina del Rey, CA 90292-6695


                                    PURCHASERS:

                                    ________________________________________
                                    (Print Name of Purchaser)

                                    By:_____________________________________

                                    Name:___________________________________
                                                (print)

                                    Title:__________________________________

                                    Address:________________________________

                                            ________________________________



                                    As to Sections 2 and 6 Only:


                                    RETIX:

                                    By:_____________________________________

                                    Name:___________________________________
                                                (print)

                                    Title:__________________________________


                                    Address:   4640 Admiralty Way
                                               Marina del Rey, CA 90292-6695


                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                    EXHIBITS
                                    --------



     Exhibit A -  Schedule of Purchasers

     Exhibit B -  Form of Amended and Restated Articles of Incorporation

     Exhibit C -  Schedule of Exceptions to Representations and Warranties

     Exhibit D -  Form of Amended and Restated Rights Agreement

     Exhibit E -  Form of Legal Opinion of Venture Law Group

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF PURCHASERS


                                INITIAL CLOSING
                                ---------------
                                January 15, 1998

         Name                                                    Number of Shares               Total Purchase Price
         ----                                                    ----------------               --------------------
Rock Ventures, L.L.C.                                                 33,611                          $49,999.73
Three Allied Drive
Suite 135
Dedham, MA 02026

VantagePoint Venture Associates 1996                               2,520,838                       $3,749,998.60
By:  VantagePoint Associates, L.L.C.
1001 Bayhill Drive
San Bruno, CA 94066

Crosspoint Venture Partners 1997                                   2,520,838                       $3,749,998.60
18552 MacArthur Boulevard
Suite 400
Irvine, CA 92612

Lazard Freres & Co. L.L.C.                                           470,556                         $699,999.10
30 Rockefeller Center
New York, NY 10022

Total:                                                             5,545,843                       $8,249,996.03

                                                               SECOND CLOSING
                                                               --------------
                                                               ___________ ___, 1998

         Name                                                    Number of Shares                  Total Purchase Price
         ----                                                    ----------------                  --------------------
                                                                     504,157                         $749,983.95

TOTAL:                                                             6,050,000                       $8,999,979.98
-----

                                   EXHIBIT A
                                   ---------

                             SCHEDULE OF PURCHASERS

                                   EXHIBIT B
                                   ---------


                             AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                   EXHIBIT C
                                   ---------


                           SCHEDULE OF EXCEPTIONS TO

                         REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT D
                                   ---------


                     AMENDED AND RESTATED RIGHTS AGREEMENT

                                   EXHIBIT E
                                   ---------



                                 LEGAL OPINION
                                      OF
                               VENTURE LAW GROUP

SONOMA SYSTEMS

AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement (the "Agreement") is entered
                                                      ---------
into as of January 15, 1998, by and among Sonoma Systems, a California corporation (the "Company"), the investors set forth on Exhibit A attached
                  -------                               ---------
hereto (each an "Investor" and together "Investors"), and Retix, a California
                 --------                ---------
corporation.

     In consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

     1.   RESTRICTIONS ON TRANSFERABILITY; REGISTRATION RIGHTS.
          ----------------------------------------------------

          1.1  CERTAIN DEFINITIONS.  As used in this Agreement, the following
               -------------------
terms shall have the following respective meanings:

          "Registrable Securities" means (i) the Common Stock issuable upon
           ----------------------
conversion of the Preferred Shares (the "Conversion Shares") and (ii) any Common
                                         -----------------
Stock issued or issuable in respect of the Preferred Shares or Conversion Shares or other securities issued or issuable with respect to the Preferred Shares or Conversion Shares upon any stock split, stock dividend, recapitalization or similar event or any Common Stock otherwise issued or issuable with respect to the Preferred Shares or Conversion Shares; provided, however, that shares of
                                           --------  -------
Common Stock or other securities shall only be treated as Registrable Securities
(1) if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (2) if with respect to any Holder all shares of the Company's capital stock then held by Holder may not be sold in any single three month period without registration pursuant to Rule 144 promulgated under the Securities Act.

          "Holder" shall mean any person holding Registrable Securities and any
           ------
person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section 1.14 hereof.

          "Preferred Shares" shall mean the Series B Preferred Stock and the
           ----------------
Series C Preferred Stock of the Company.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Sections 1.5, 1.6 and 1.7 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Restricted Securities" shall mean the securities of the Company
           ---------------------
required to bear the legend set forth in Section 1.3 of this Agreement.

          "Retix" shall mean Retix, a California corporation, and any of its
           -----
successors, transferees or assigns.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for the Holders (except as provided by Section 1.9).

          "Qualifying IPO" shall mean the Company's first underwritten, firm
           --------------
commitment public offering of its Common Stock for sale to the public pursuant to a registration statement under the Securities Act of 1933, as amended, the anticipated aggregate offering price, net of underwriting discounts and commissions, of which would exceed $20,000,000 and the offering price to the public of which would be at least $8.00 per share, subject to adjustment for stock splits, stock dividends or other recapitalizations.

          "Initiating Holders" shall mean the Holders or any transferees of the
           ------------------
Holders under Section 1.14 hereof who in the aggregate are Holders of not less than 40% of the Registrable Securities.

          1.2  RESTRICTIONS.  The Preferred Shares and the Conversion Shares
               ------------
shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. The Holders will cause any proposed purchaser, assignee, transferee or pledgee of the Preferred Shares and the Conversion Shares to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

          1.3  RESTRICTIVE LEGEND.  Each certificate representing:  (i) the
               ------------------
Preferred Shares; (ii) the Conversion Shares; (iii) the Series A Preferred Stock of the Company; and (iv) any other securities issued in respect of the securities referenced in clauses (i), (ii) and (iii) upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under applicable state securities laws):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                 "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO VOTING RESTRICTIONS
               SET FORTH IN AN AMENDED AND RESTATED RIGHTS AGREEMENT DATED JANUARY ___, 1998 BY AND AMONG THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID AGREEMENT."

     Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 1.

          1.4  NOTICE OF PROPOSED TRANSFERS.  The holder of each certificate
               ----------------------------
representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied at such holder's expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. The Company will not require such a legal opinion or "no action" letter (a) in any transaction in compliance with Rule 144, (b) in any transaction in which a Holder which is a corporation distributes Restricted Securities after six months after the purchase thereof solely to its majority-owned subsidiaries or affiliates for no consideration, or
(c) in any transaction in which a Holder which is a partnership distributes Restricted Securities after six months after the purchase thereof solely to partners thereof on a pro rata basis for no consideration, provided that each transferee agrees in writing to be subject to the terms of this Agreement. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

          1.5  REQUESTED REGISTRATION.
               ----------------------

               (a) REQUEST FOR REGISTRATION.  In case the Company shall receive
                   ------------------------
from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to the Registrable Securities, the Company will:

                   (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                   (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any
         --------  -------
action to effect any such registration, qualification or compliance pursuant to this Section 1.5:

                        (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (2) Prior to the expiration of the Company's market stand-off agreements in connection with a Qualifying IPO;

                        (3) During the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date 90 days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith;

                        (4) After the Company has effected two such registrations pursuant to this Section 1.5(a), such registrations which have been declared or ordered effective and the securities offered pursuant to such registrations have been sold; or

                        (5) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 1.5 shall be deferred for a single period not to exceed 120 days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses (1) through (5) and this paragraph, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. In the event that Holders of Registrable Securities wish to join in the request of the Initiating Holders made pursuant to this Section 1.5(a), the provisions of Section 1.5(b) of this Agreement shall govern the ability of such Holders to join in such request.

          (b) UNDERWRITING.  In the event that a registration pursuant to
              ------------
Section 1.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 1.5(a)(i).  The right of any Holder to registration pursuant to Section
1.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 1.5 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent requested, to the extent provided in this Agreement.


     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.5, if the managing underwriter advises the Holders requesting their Registrable Securities to be included in the registration, in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be to included by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to the expiration of the market stand-off period as provided in Section 1.15.

          1.6  COMPANY REGISTRATION.
               --------------------

               (a) NOTICE OF REGISTRATION. If at any time or from time to time,
                   ----------------------
the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                    (i) promptly give to each Holder written notice thereof; and

                    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests made within 30 days after receipt of such written notice from the Company by any Holder, but only to the extent that such inclusion will not diminish the number of securities included by the Company or by holders of the Company's securities who have demanded such registration.

               (b) UNDERWRITING. If the registration of which the Company gives
                   ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.6(a)(i). In such event, the right of any Holder to registration pursuant to Section 1.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 1.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration or exclude them entirely. The Company shall so advise all Holders, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities held by other holders at the time of filing the registration statement; provided, however, that no officer, director or employee
                        --------  -------
shall be entitled to have any securities held personally by them included in the registration until all Registrable Securities requested to have been included are so included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder or other holder to the nearest 100 shares. If any Holder or other holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto.

               (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the
                   -------------------------------
right to terminate or withdraw any registration initiated by it under this
Section 1.6 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

          1.7  REGISTRATION ON FORM S-3.
               ------------------------

               (a) If any Holder requests that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form; provided, however, that the Company shall not be
                           --------  -------
required to effect more than two registrations pursuant to this Section 1.7 in any 12 month period. The Company will (i) promptly give written notice of the proposed registration to all other Holders, and (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company. The provisions of Section 1.5(b) shall be applicable to each registration initiated under this Section 1.7.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 1.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) during the period starting with the date 60 days prior to the filing of, and ending on a date 90 days following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, or (iii) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a single period not to exceed 120 days from the receipt of the request to file such registration by such Holder or Holders.

          1.8  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and after
               ---------------------------------------------
the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations, are on a pari passu basis with those rights of the Holders under this Agreement, or (ii) such new registration rights, including standoff obligations, are subordinate to the registration rights granted Holders under this Agreement.

          1.9  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
               ------------------------
connection with any registration pursuant to Sections 1.5, 1.6 and 1.7 and the reasonable cost of one special legal counsel to represent all of the Holders together in any such registration under Section 1.5 shall be borne by the Company, provided that the Company shall not be required to pay the Registration Expenses of any registration proceeding begun pursuant to Section 1.5, the request of which has been subsequently withdrawn by the Initiating Holders. In such case, the Holders of Registrable Securities to have been registered shall bear all such Registration Expenses pro rata on the basis of the number of shares to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses and such registration shall not be treated as a counted registration under Section 1.5. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

          1.10 REGISTRATION PROCEDURES.  In the case of each registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 120 days or until the distribution described in the registration statement has been completed;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          1.11 INDEMNIFICATION.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. The indemnity provided under this Section 1.11(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if the Company has defended such matter and if such settlement is effected without the Company's consent, which consent shall not be unreasonably withheld.

               (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding any other term or provision of this Agreement to the contrary, no Holder will be liable for any amount under this Section 1.11 in excess of the net proceeds received by such Holder in connection with such registration statement.

               (c) Each party entitled to indemnification under this Section
1.11 (the "Indemnified Party") shall give notice to the party required to
           -----------------
provide indemnification (the "Indemnifying Party") promptly after such
                              ------------------
Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the

Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided that the Indemnified Party may participate in such defense (with the Indemnifying Party continuing to control the defense) with its own counsel at the Indemnifying Party's expense if a conflict of interest may exist between the Indemnifying Party and the Indemnified Party; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, whether or not the Indemnified Party is a party to such claim or litigation.

               (d) If the indemnification provided for in this Section 1.11 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          1.12 INFORMATION BY HOLDER.  The Holder or Holders of Registrable
               ---------------------
Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

          1.13 RULE 144 REPORTING.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the periodic reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");
                       ------------

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Restricted Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          1.14 TRANSFER OF REGISTRATION RIGHTS.  The rights to cause the Company
               -------------------------------
to register securities granted Holders under Sections 1.5, 1.6 and 1.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Holder (together with any affiliate); provided, that (a) such transfer may otherwise be
                               --------
effected in accordance with applicable securities laws, (b) notice of such assignment is given to the Company, and (c) such transferee or assignee (i) is a wholly-owned subsidiary, constituent partner (including limited partners), shareholder, parent, child or spouse of such Holder or is Holder's estate, or
(ii) acquires from such Holder the lesser of (a) 250,000 or more shares of Restricted Securities (as appropriately adjusted for stock splits and the like) or (b) all of the Restricted Securities then owned by such Holder.

          1.15 STANDOFF AGREEMENT.  In connection with the initial public
               ------------------
offering of the Company's securities and upon request of the Company or the underwriters of such offering, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters, provided that each of the Company's officers and directors shall have agreed to be bound by the same restrictions in connection with the Company's initial public offering.

          1.16 TERMINATION OF RIGHTS.  The rights of any particular Holder to
               ---------------------
cause the Company to register securities under Sections 1.5, 1.6 and 1.7 shall terminate with respect to such Holder following a Qualifying IPO at such time as such Holder is able to dispose of all its Registrable Securities and other shares of capital stock of the Company then held or then issuable upon exercise of options or warrants in one three-month period pursuant to the provisions of Rule 144; provided, that such Holder holds Registrable Securities and other
          --------
shares of capital stock of the Company then held or then issuable upon exercise of options or warrants constituting less than 1% of the outstanding voting stock of the Company. Notwithstanding the foregoing, or any other provision herein to the contrary, the rights to cause the Company to register its securities under this Agreement shall in any event terminate five years after the closing of a Qualifying IPO.

2.   COVENANTS.
     ---------

          2.1  COVENANTS OF RETIX.
               -------------------

               (a) Retix grants to each of the Investors the following rights with respect to any proposed sale to a third party of the Company's capital stock held by Retix:

                   (i) In the event that Retix desires to sell or transfer to any person (the "Proposed Sale") any of the shares of the Company's capital
                 -------------
stock held by Retix (the "Retix Shares"), then Retix first shall provide the
                          ------------
Investors, or a single representative designated by the Investors (the "Investor
                                                        --------
Representative"), with written notice (the "First Notice") of such intent.  The
                                            ------------
First Notice shall state in reasonable detail the terms and conditions of any such Proposed Sale, including, without limitation, the number of Retix Shares to be sold, the nature of such sale, the consideration to be paid, and the name of each prospective purchaser or transferee (if any). The Investors shall have the right, exercisable upon written notice to Retix within 30 days after receipt of the First Notice (the "First Notice Period"), to purchase the Retix Shares on
                       -------------------
the same material terms and conditions specified in the First Notice. Each Investor may elect to purchase or obtain up to that portion of the Retix Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Retix shall notify each Investor that purchases all of the Retix shares available to it (each, a "Fully-Exercising
                                                            ----------------
Investor") of any other Investor's failure to do likewise.  After receipt of
--------
such notice, but in any event prior to the expiration of the First Notice Period, each Fully-Exercising Investor shall be entitled to obtain that portion of the Retix Shares for which the Investors were entitled to subscribe but which were not subscribed for that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then held (assuming full conversion and exercise of all convertible or exercisable securities) by all of the other Fully Exercising Investors. If the Investors elect not to purchase any of the Retix Shares subject to the First Notice, then Retix may enter into an agreement to sell such shares at a price and on terms and conditions not materially more favorable to the prospective purchasers than those described in the First Notice, which agreement must provide for the closing of the sale of the Retix shares not later than 90 days from the date of the First Notice. Any proposed transfer on terms and conditions materially more favorable to the prospective purchasers than those described in the First Notice, as well as any subsequent proposed transfer of any of the Retix Shares by Retix, shall be subject this Section 2.1(a)(i). This Section 2.1(a)(i) shall terminate upon the earlier of January 15, 1999, or the date specified in Section 2.4(a) below.

                   (ii) If this Section 2.1(a) has not been terminated earlier pursuant to Section 2.4(a) below, in the event of a Proposed Sale by Retix after January 15, 1999, Retix shall provide the Investors or the Investor Representative with written notice (the "Second Notice") thereof. The Second
                                         -------------
Notice shall state in the terms and conditions of any such Proposed Sale, including, without limitation, the number of Retix Shares to be sold, the nature of such sale, the consideration to be paid, and the name of each prospective purchaser or transferee, in each case to the extent such information is reasonably known to Retix. Retix shall negotiate the terms of such Proposed Sale with an Investor Representative in good faith and on a non-exclusive basis for a period not to exceed 30 days after the date of the Second Notice (the "Discussion Period"). Retix shall keep the Investor Representative generally
 -----------------
informed of its discussions with any third parties regarding the Proposed Sale during the Discussion Period to the extent that such disclosure does not violate the terms of any contractual obligation of Retix. Retix and the Investors acknowledge and agree that Retix shall have no obligation under this Section 2.1(a)(ii) to enter into a definitive agreement with the Investors concerning any Proposed Sale if it so elects in its discretion. Following expiration of the Discussion Period, in the event Retix has not entered into written, binding letter of intent or definitive, written agreement regarding such Proposed Sale with the Investors, Retix may thereafter enter into a definitive, written agreement with a third party regarding such Proposed Sale within the next succeeding 120 day period. Following expiration of such 120 day period, in the event Retix has not entered into a definitive, written agreement regarding such Proposed Sale, such sale shall again be subject to this Section 2.1(a)(ii).

                   (iii) Notwithstanding any other provision herein, the rights created in this Section 2.1(a) shall not be deemed to apply to a bona fide business acquisition of Retix, whether by merger, consolidation, sale of assets, sale or exchange of a majority of the capital stock or otherwise.

          (b) Notwithstanding any other provision in this Agreement to the contrary, Retix shall not transfer or otherwise distribute any of the Registrable Securities held by Retix to its shareholders or any other transfer which would result in the Company becoming subject to the periodic reporting requirements of Sections 13 and 15(d) of the Exchange Act without the prior approval of the Board of Directors of the Company.

          (c) In the event that shares of the Company's Series A Preferred Stock or Series B Preferred Stock have a right to vote on any matter submitted to the Company's shareholders under applicable law, then Retix shall vote any shares of the Company's Series A Preferred Stock or Series B Preferred Stock, as applicable, held by Retix consistent with the vote of 66-2/3% of the Company's Series C Preferred Stock. In the event that holders of at least 66-2/3% of the then outstanding shares of Series C Preferred Stock elect to convert automatically all shares of Series C Preferred Stock under Section III(3)(aa)(iii) of the Company's Amended and Restated Articles of Incorporation, Retix shall contemporaneously consent to the conversion of the then outstanding shares of Series B Preferred Stock under the same conditions applicable to the conversion of the Series C Preferred Stock. Notwithstanding the foregoing, Retix shall not be obligated to vote or provide its consent with respect to any shares of the Company's Series A Preferred Stock or Series B Preferred Stock held by Retix pursuant to this Section 2.1(c) with respect to any matter or action if the effect thereof would be to treat the Series B Preferred Stock in a manner adversely and differently than the Series C Preferred Stock or to materially and adversely affect the rights, preferences and privileges of the Series A Preferred Stock.

          2.2  COVENANTS OF THE COMPANY.
               ------------------------

               (a) DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver
                   --------------------------------
to each Holder of at least 250,000 shares of Registrable Securities with respect to clauses (i) and (ii) below and at least 1,000,000 shares of Registrable Securities with respect to clause (iii) below (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

                   (i) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated income statement for such fiscal year, a consolidated balance sheet of the Company and statement of shareholder's equity as of the end of such year, and consolidated statements of income and cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and audited and
                                                      ----
certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                   (ii) as soon as practicable, but in any event within 30 days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated profit or loss statement, consolidated statements of income and cash flows for such fiscal quarter and an unaudited consolidated balance sheet as of the end of such fiscal quarter prepared in accordance with GAAP consistently applied; and

                   (iii) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

               (b)  INSPECTION. The Company shall permit each Holder of at
                    ----------
least 1,000,000 shares of Registrable Securities or such Holder's representative (except for a Holder reasonably deemed by the Company to be a competitor of the Company), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such holder; provided, however, that the
                                                     --------  -------
Company shall not be obligated pursuant to this Section 2.2(b) to provide access to any information which it reasonably considers to be a trade secret or similar confidential information unless such Holder and its representative shall execute a confidentiality agreement in customary form acceptable to the Company.

               (c) RIGHT OF FIRST OFFER. Subject to the terms and conditions
                   --------------------
specified in this Section 2.2(c), the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the
                                                                   ------
Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

                   (i) The Company shall deliver a notice as provided in Section
3.5 below (the "Notice") to the Holder stating (i) its bona fide intention to
                ------
offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                   (ii) Within 15 calendar days after delivery of the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Holder that purchases all the shares available to it (each, a "Fully-Exercising Holder") of any other Holder's failure to do likewise. During
 -----------------------
the 10-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Holders were entitled to subscribe but which were not subscribed for that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Holder bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                   (iii) The Company may, during the 90-day period following the expiration of the period provided in Section 2.2(c)(ii) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offerees than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

                   (iv) The right of first offer in this Section 2.2(c) shall not be applicable (i) to the issuance or sale of up to 2,750,000 shares (or such greater number as is unanimously approved by the Board of Directors) of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of a Qualified IPO, (iii) to the issuance of securities pursuant to the conversion or exercise of presently outstanding convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (vi) to the issuance or sale of the Company's Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, (vii) to the issuance of securities that, with unanimous approval of the Board of Directors of the Company, are not offered to any existing shareholder of the Company, or (viii) to any issuance as to which Holders of 66-2/3% of the then outstanding Registrable Securities have waived such right of first offer; provided, however, that (1) the Holders voting
                                  --------  -------
to waive such right of first offer may not thereafter acquire shares of the Company's capital stock in such issuance, and (2) the sale of the Company's capital stock in such issuance shall not be less than $1,4876 per share (as adjusted for stock splits, dividends and the like).

               (d) BOARD OBSERVER RIGHTS. Retix shall have the right to
                   ---------------------
designate one representative to attend all meetings of the Company's Board of Directors in a nonvoting observer capacity, and, in this respect, the Company shall give Retix copies of all notices, minutes, consents, and other material that the Company provides to its directors; provided, however, that the Company reserves the right to exclude Retix from any meeting or portion thereof, and deny Retix access to any material, if the Company believes upon advice of counsel that such exclusion or denial of access is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Retix agrees to hold in confidence and trust and not use or disclose any confidential information provided to Retix or learned in connection with Retix's rights under this
Section 2.2(d). Confidential information does not include information, technical data or know-how which (i) is in the possession of Retix at the time of disclosure as shown by Retix's files and records immediately prior to the time of disclosure; (ii) prior or after the time of disclosure becomes public knowledge, not as a result of any action or inaction of the receiving party;
(iii) is approved for release by Company; or (iv) is required to be produced by Retix pursuant to statute, regulation, subpoena, criminal or civil investigative demand or similar process, provided that Retix provides the Company with prompt written notice of such requirement so that the Company may seek (with the cooperation and reasonable efforts of Retix) a protective order, confidential treatment or other appropriate remedy. Nothing in this Section 2.2(d) shall be deemed, however, to abridge Retix' rights with respect to the election of directors or access to information as provided by applicable law or the Company's Bylaws.

          2.3  COVENANTS OF ALL INVESTORS.
               --------------------------

               (a) Notwithstanding any other provision in this Agreement to the contrary, neither Retix nor any Investor shall sell, transfer or otherwise dispose of any Registrable Securities to any of the following parties without the prior written consent of the Company and the holders of 66-2/3% of the Registrable Securities then outstanding: Ascend Communications, Inc., Sahara Networks, Inc., Xylan Corporation, 3Com Corporation, Yurie Systems, Inc. or Cisco Systems, Inc., or their respective successors or assigns.

               (b) Notwithstanding the foregoing, this Section 2.3 shall not be applicable to (i) the sale, transfer or other disposition of any Registrable Securities by Retix in connection with a bona fide business acquisition of Retix, whether by merger, consolidation, sale of assets, sale or exchange of a majority of the capital stock or otherwise, or (ii) the transfer by any Investor of any Registrable Securities by such Investor to any constituent partner (including limited partners) thereof for no value.

          2.4  TERMINATION OF COVENANTS.
               ------------------------

               (a) The covenants set forth in Section 2.1 and Section 2.2(d) shall be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) at such time as Retix owns less than 50% of the capital stock of the Company held by Retix upon the consummation of the Series C Preferred Stock financing of the Company.

               (b) The covenants set forth in Sections 2.1, 2.2 and 2.3 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, (ii) when the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, provided that this subsection (ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company, or (iii) when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.4(a) above or in this
Section 2.4(b).

     3.   MISCELLANEOUS.
          -------------

          3.1  ASSIGNMENT.  Except as otherwise provided in this Agreement, the
               ----------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties to this Agreement.

          3.2  THIRD PARTIES.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any party, other than the parties to this Agreement, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.3  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California in the United States of America.

          3.4  COUNTERPARTS.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.5  NOTICES.  All notices or other communications which shall or may
               -------
be given pursuant to this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by Federal Express or a similar courier, personal delivery, certified or registered mail, or by facsimile transmission (with confirmation of transmission receipt), addressed as set forth on the signature page of this Agreement (or as is provided in the future by written notice as provided herein).

          3.6  SEVERABILITY.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

          3.7  AMENDMENT AND WAIVER.  Any provision of this Agreement may be
               --------------------
amended or waived, either prospectively or retroactively, with the written consent of the Company, and the Holders of at least a majority of the outstanding Registrable Securities; provided, however that no amendment or waiver shall be made that adversely affects any Holder of Registrable Securities in a manner that does not similarly affect all Holders of Registrable Securities without the consent of the affected Holder. Notwithstanding the foregoing, no amendment to Section 2.1, Section 2.2(d) or Section 2.3(a) which increases Retix' obligations or diminishes its rights may be amended or waived with respect to Retix without Retix' written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and the Company. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance,
without obtaining the consent of any Holder of Registrable Securities.   In the
event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern. This Agreement may also be amended by the Company solely to include additional Purchasers at any Subsequent Closing under the Company's Series C Preferred Stock Purchase Agreement of even date herewith as "Investors" and "Holders" for all purposes hereunder.

          3.8  EFFECT OF AMENDMENT OR WAIVER.  The Holders and their successors
               -----------------------------
and assigns acknowledge that by the operation of Section 3.7 of this Agreement the holders of a majority of the outstanding Registrable Securities, acting in conjunction with the Company, will have the right and power to diminish or eliminate rights or increase obligations pursuant to this Agreement to the extent provided in such Section 3.7.

          3.9  RIGHTS OF HOLDERS.  Each Holder of Registrable Securities shall
               -----------------
have the absolute right to exercise or refrain from exercising any right or rights that such Holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such Holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

          3.10 DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          3.11 TERMINATION OF PRIOR AGREEMENT.  The Rights Agreement between
               ------------------------------
Retix and the Company dated May 31, 1996, as amended is hereby terminated and is superseded in its entirety by the terms of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Rights Agreement as of the day and year first above written.



"COMPANY"

SONOMA SYSTEMS


By:_________________________________


Title:______________________________

Address:  4640 Admiralty Way
          Suite 600
          Marina del Rey, CA 90292-6695



"INVESTORS"                         RETIX



_____________________________       By:______________________________
(Print Name of Investor)


By:__________________________       Title:___________________________



Title:_______________________         Address:  4640 Admiralty Way
                                                Marina del Rey, CA 90292-6695


Address:_____________________

_____________________________

_____________________________

                                   EXHIBIT A
                                   ---------



                             SCHEDULE OF INVESTORS

                       INITIAL CLOSING - JANUARY 15, 1998

INVESTOR                                        NUMBER OF REGISTRABLE SECURITIES              T0TAL PURCHASE PRICE
--------                                        --------------------------------              --------------------

Rock Ventures, L.L.C.                                       33,611                                   $49,999.73
Three Allied Drive
Suite 135
Dedham, MA 02026

VantagePoint Venture Associates 1996                     2,520,838                                $3,749,998.60
By:  VantagePoint Associates, L.L.C.
1001 Bayhill Drive
San Bruno, CA 94066

Crosspoint Venture Partners 1997                         2,520,838                                $3,749,998.60
18552 MacArthur Boulevard
Suite 400
Irvine, CA 92612

Lazard Freres & Co. L.L.C.                                 470,556                                  $699,999.10
30 Rockefeller Center
New York, NY 10022

Total:                                                   5,545,843                                 $8,249,996.03



                                 SECOND CLOSING
                                 --------------

                               ___________ ___, 1998



                  NAME                          NUMBER OF REGISTRABLE SECURITIES              T0TAL PURCHASE PRICE
                  ----                          --------------------------------              --------------------

                  TBD                                      504,157                                  $749,983.95
                  ---
TOTAL:                                                   6,050,000                                $8,999,979.98
------


                                January 15, 1998



To the Purchasers of Series C Preferred
Stock of Sonoma Systems Listed
on Exhibit A to the Series C Preferred Stock
   ---------
Purchase Agreement

Ladies and Gentlemen:

     We have acted as counsel for Sonoma Systems, a California corporation (the "Company") and Retix, a California corporation ("Retix") in connection with the
 -------
sale by the Company to you of 5,545,843 shares of the Company's Series C Preferred Stock (the "Shares") pursuant to the Series C Preferred Stock Purchase
                      ------
Agreement (the "Purchase Agreement") dated January 15, 1998 among the Company,
                ------------------
Retix, and the persons listed on Exhibit A attached thereto (the "Purchasers"),
                                 ---------                        ----------
and the negotiation, execution and delivery by the Company of the Amended and Restated Rights Agreement dated January 15, 1998 (the "Rights Agreement"). This
                                                       ----------------
opinion is given to you in compliance with Section 4.5 of the Purchase Agreement. The Purchase Agreement and the Rights Agreement are referred to herein collectively as the "Agreements." Unless defined herein, capitalized
                            ----------
terms have the meaning given them in the Agreements.



     In rendering this opinion, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of documents, corporate records and other writings which we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on original documents, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents, other than those executed and delivered by the Company and Retix, where due execution and delivery are a prerequisite to the effectiveness thereof. In making our examination of documents executed by entities other than the Company and Retix, we have assumed that each other entity had the power to enter into and perform all its obligations thereunder and we also have assumed the due authorization by each such other entity of all requisite actions and the due execution and delivery of such documents by each such other entity.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or belief, it is intended to signify that in the course of our representation of the Company and Retix in connection with the transactions referred to in the first paragraph hereof after an examination of documents made available to us by the Company and Retix, and after inquiries of officers of the Company and Retix, and after such other inquiry or investigation as we have deemed necessary or appropriate, no information has come to the attention of Craig W. Johnson, Elias J. Blawie, David M. Jargiello, Laura A. Gordon or Vivian P.

Morris (the only lawyers at Venture Law Group working on this transaction) that would give them actual knowledge of the existence or absence of such facts. Except as otherwise indicated herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     In rendering the opinion set forth in paragraph (c) below relating to the fully paid status of all of the issued shares of capital stock of the Company, we have relied without independent verification on the Certificate of Gregory Koss, President and Chief Executive Officer of the Company (the "Opinion
                                                                 -------
Certificate"), to the effect that the Company has received the consideration
-----------
approved by the Board of Directors for all of the issued shares of capital stock of the Company.

     In rendering the opinion set forth in paragraph (c) below, to the extent it relates to the outstanding capital stock of the Company, we have relied on our review of the minute books and stock records of the Company. In rendering the opinion set forth in paragraph (c) below, to the extent it relates to options, warrants or any other conversion privileges or rights of the Company, we have relied without further investigation on our review of the stock records of the Company and statements in the Opinion Certificate relating to the capitalization of the Company.

     In rendering the opinion set forth in paragraph (a) below, (1) in order to determine in which states qualification is appropriate, we have assumed that qualification may be required only in those states in which the Company owns or leases real property, maintains offices, performs services or has employees, and we have relied on the Company's listing of those states in the Opinion Certificate, and (2) as to the qualification and good standing of the Company in the states so identified in such Opinion Certificate, we have relied exclusively on certificates of public officials, although we have not obtained tax good standing certificates (other than a California franchise tax certificate for the Company) and no opinion is provided with respect to tax good standing (other than with respect to the Company in California).

     In rendering the opinion in paragraph (e) below, we have reviewed and are providing an opinion only with respect to those judgments and orders set forth in the Opinion Certificate and/or the Schedule of Exceptions to the Purchase Agreement, if any.

     In rendering the opinion expressed in paragraph (h) below, we have assumed and express no opinion with respect to the following: (1) that the representations and warranties of the Purchasers set forth in the Agreements are true and complete; and (2) the accuracy and completeness of the information provided by the Company to the Purchasers in connection with such offer and sale. We have also assumed the accuracy of, and have relied upon, the Company's representations to us that the Company has made no offer to sell the Shares by means of any "general solicitation," as defined in Regulation D under the
              --------------------
Securities Act or the "publication of any advertisement" (as defined under the
                       --------------------------------
California Corporate Securities Law of 1968, as amended, and the regulations thereunder) and that no offer or sale of the Shares has been made or will be made in any states other than California.

     The opinions hereinafter expressed are subject to the following further qualifications:

          (i) Our opinions are qualified by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

          (ii) Our opinions are qualified by the limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Agreements; and the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material;

          (iii) A requirement that provisions of the Agreements may only be waived in writing will not be enforced to the extent an oral agreement has been executed modifying provisions of the Agreements;

          (iv) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions;

          (v) The effect of judicial decisions which may permit the introduction of extrinsic evidence to modify the terms or the interpretation of the Agreements;

          (vi) The enforceability of provisions of the Agreements providing that rights or remedies are not exclusive, that every right or remedy is cumulative, or that the election of a particular remedy or remedies does not preclude recourse to one or more other remedies.

          (vii) We express no opinion as to compliance with applicable antifraud statutes, rules or regulations of applicable state and federal laws concerning the issuance or sale of securities;

          (viii) Provisions in the Rights Agreement purporting to provide for indemnification and contribution under certain circumstances may be unenforceable; and

          (ix) We express no opinion as to the enforceability of Section 2.3(a) or Section 2.1(c) of the Rights Agreement.


     Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions, we are of the opinion that:


     (a) The Company is a corporation duly organized and validly existing under the laws of the State of California, and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as foreign corporations in each state in which the failure to be so qualified would have a material adverse effect on the Company.

     (b) Each of Retix and the Company has the requisite legal and corporate power to execute and deliver the Agreements and to carry out and perform its obligations under the terms of the Agreements. The Company has the requisite legal and corporate power to sell and issue the Shares thereunder and to issue the Common Stock issuable upon conversion of the Shares.

     (c) The authorized capital stock of the Company consists or will, upon the filing of the Restated Articles, consist of 25,000,000 shares of Common Stock, par value $0.01 per share, 12,154 of which are issued and outstanding as of the Closing Date, and 19,250,000 shares of Preferred Stock, par value $0.01 per share, 1,000,000 shares of which have been designated Series A Preferred Stock ("Series A Preferred"), all of which are issued and outstanding prior to the
  ------------------
Closing, 715,475 shares of which have been designated Series B Preferred Stock ("Series B Preferred"), all of which are issued and outstanding prior to the
  ------------------
Closing, and 7,534,525 shares of which have been designated Series C Preferred Stock ("Series C Preferred"), 1,484,525 of which are issued and outstanding
        ------------------
prior to the Closing. All such issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued in compliance with all applicable federal and state laws regarding the registration or qualification of securities, and are fully paid and nonassessable and free of any preemptive or similar rights contained in the Company's Amended and Restated Articles of Incorporation, and Bylaws, as amended, or to our knowledge, in any other agreement to which the Company is a party. The Company has reserved 8,250,000 shares of Common Stock for issuance upon conversion of Preferred Stock, and 6,050,000 shares of Series C Preferred for issuance under the Purchase Agreement. There are options outstanding for the purchase of 1,705,000 shares of Common Stock under the Company's 1996 Stock Option Plan, 9,719 shares of Common Stock have been issued upon exercise of options granted thereunder, and 1,045,000 shares of Common Stock are available for issuance thereunder. To our knowledge, except as described above, there are no preemptive rights, options or warrants or other conversion privileges or rights presently outstanding to purchase or otherwise acquire any of the authorized but unissued shares of capital stock or other unissued securities of the Company or any other agreements to issue any such securities or rights, other than the rights of first offer set forth in Section 2.2 of the Rights Agreement.

     (d) All corporate action on the part of the Company and Retix, and their respective directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company and Retix, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion thereof) as to the Company, and the performance of all of the obligations of the Company and Retix under the Agreements, including, without limitation, the execution and filing with the Secretary of State of the State of California of the Restated Articles, has been taken. The Agreements have been duly and validly authorized, executed and delivered by the Company and Retix and constitute valid and binding obligations of the Company and Retix enforceable in accordance with their terms. The Shares have been validly issued, and are fully paid and nonassessable and have the rights, preferences and privileges described in the Restated Articles; the shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Purchase Agreement and the Restated Articles, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens, encumbrances and preemptive or similar rights.

     (e) The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Shares and the Common Stock issuable upon conversion of the Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, (i) the Company's Articles of Incorporation or Bylaws, or (ii) to our knowledge, any statute, rule or regulation or any judgment or order known to us of Federal or California law to which the Company is a party, or by which the Company is bound.

     (f) To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or any of its officers or directors or its properties before any court or governmental agency (nor, to our knowledge, has the Company or Retix or any of their respective officers or directors received any threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of any of the Agreements or any action taken or to be taken by the Company or any of its officers or directors in connection therewith.

     (g) No consent, approval, permit or authorization of or designation, qualification, registration, declaration or filing with any governmental authority on the part of the Company or Retix is required in connection with the valid execution and delivery of the Agreements or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated by the Agreements except (a) filing of the Amended and Restated Articles of Incorporation in the Office of the Secretary of the State of California, and (b) qualification (or taking such action may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law of 1968, as amended, and other applicable state blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares (and the Common Stock issuable upon conversion thereof) and the modification of the rights of the shareholders contemplated in the Agreements. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated by clause (b) of this paragraph where such filings and actions are to be undertaken on or after the date hereof.

     (h) The offer, sale and issuance of the Shares in conformity with the terms of the Purchase Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     (i) The certificates representing the Shares purchased at the Closing are in due and proper form and have been duly and validly executed by the officers of the Company.

     We express no opinion as to matters governed by any laws other than the laws of the State of California and the federal law of the United States of America. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the Agreements or the transactions contemplated thereby.

     This opinion is furnished to you pursuant to Section 4.5 of the Purchase Agreement and is solely for your benefit and may not be relied on by, nor may copies be delivered to, any other person without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may hereafter be brought to our attention that may alter, affect or modify the opinion expressed herein.


                                   Sincerely,



                                   VENTURE LAW GROUP,
                                   A Professional Corporation



EJB

                                 SONOMA SYSTEMS


                             SCHEDULE OF EXCEPTIONS



  This Schedule of Exceptions is made and given pursuant to Section 2 of the Series C Preferred Stock Purchase Agreement (the "Agreement") by and between
                                                  ---------
Sonoma Systems and the Investors named therein dated as of January 15, 1998.
The Section numbers in this Schedule of Exceptions correspond to the Section numbers in the Agreement; however, any information disclosed herein under any Section number shall be deemed to be disclosed and incorporated into any other Section number under the Agreement where the Purchasers could reasonably determine that such disclosure would be appropriate. Any terms used in this Schedule of Exceptions shall have the meanings defined for them in the Agreement unless otherwise defined herein.

SECTION 2.1 - ORGANIZATION, GOOD STANDING AND QUALIFICATION
-----------------------------------------------------------

  The Company has a sales office in Massachusetts, and has employees who reside in Arizona, Rhode Island and Massachusetts. The Company may be required to qualify to do business in such states although it has not done so to date. The failure to so qualify, if required, will not have a material adverse effect on the business or financial condition of the Company.

SECTION 2.2 - CAPITALIZATION
----------------------------

  The Company has in place a 1996 Directors' Option Plan (the "Plan"), pursuant
                                                               ----
to which options to purchase 100,000 shares of the Company's Common Stock are currently outstanding and 100,000 shares remain available for future grant under the Plan. The Company shall terminate the Plan, with the consent of its former directors, and all outstanding options thereunder effective as of the Closing.

  The Company has reserved shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1996 Stock Option Plan and has issued options pursuant to this plan as follows:

                                       Pre-Closing          Conversion Ratio         Post-Closing(1)
                                   --------------------   --------------------   --------------------
Original Option Pool                    3,800,000            0.535088633               2,033,336
Options Granted                         3,037,214(2)         0.535088633               1,625,178
Options Committed, but not yet            535,000(3)         0.535088633                 286,272
 granted

----------------------------
(1) Actual number of shares reserved may vary immaterially due to fractional share rounding/truncation as a result of the reverse split effected by the Restated Articles.
(2) Includes 9,719 shares issued upon exercise of options granted under the 1996 Stock Option Plan.
(3) Includes 200,000 options reserved for issuance to G. Koss upon completion of one year of employment with the Company contingent upon Board of Directors approval of Mr. Koss's performance during such period. Includes 335,000 options reserved for issuance pursuant to outstanding offers of employment, of which 200,000 are reserved for Walter Mahla as Vice President of Technology.

Options to be added to Plan                   --                  --                     716,664
Total Option Pool Post-Closing                --                  --                   2,750,000



  As a result of the foregoing, options to purchase 838,550 shares remain available for future issuance under the 1996 Stock Option Plan. Copies of the Company's stock option plans and schedule of granted, issued and outstanding stock options as of December 17, 1997 have been made available to counsel for the Purchasers.

SECTION 2.3 - SUBSIDIARIES
--------------------------

  Retix Europe Ltd., a wholly owned subsidiary of Retix, owns all of the interests in Sonoma Systems Europe Ltd. (formerly Retix U.K. Ltd.). The Company and Retix shall transfer ownership of Retix Europe Ltd. to the Company in a tax free transfer pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, as set forth in the Letter Agreement between Retix and the Company of even date with the Agreement. Corporate documents for such entities, including stock records, charter documents and Board minutes have been provided to counsel for the Purchasers.

  Raycom Systems, Inc. was merged into the Company on September 24, 1996.
Merger documents and the tax clearance certificate for Raycom Systems, Inc. have been provided to counsel for the Purchasers.

SECTION 2.8 - INTELLECTUAL PROPERTY
-----------------------------------

  The Company is currently using and has applied for the following registered trademarks, service marks and/or trade names:

  .  Sonoma
  .  Sonoma Systems
  .  Sonoma Systems Europe
  .  Sonoma Access
  .  Sonoma Access+/Plus

  The Company has abandoned applications for the following registered trademarks based upon feedback from the U.S. Trademark Office and/or Company counsel:

  .  OIA - Open Internetworking Architecture
  .  OSA - Open Systems Architecture
  .  NLS - Native LAN Services
  .  TLS - Transparent LAN Services

  The Company is the registered user of the internet domain name "Sonoma
Systems."

  The Company does not currently hold any patents and/or patent applications. The Company is preparing a patent application related to its dynamically loading software rules.

  The Company currently holds no registered copyrights. The Company is in the process of registering copyrights for Sonoma Systems' software and publications.

  Pursuant to the terms of the Master Agreement between the Company and Retix dated May 31, 1996, the Company's technology was subject to a Grant-Back License Agreement with Retix dated May 31, 1996 (the "Grant-Back License"), a copy of
                                              ------------------
which has been made available to counsel for the Purchasers. Pursuant to the terms of a Letter Agreement between the Company and Retix of even date with the Agreement, the Grant-Back License has been terminated.

  Retix has licensed technology for incorporation into its products and the Company's products, which licenses are licensed from the following:


  . 3Com (formerly through NICECOM/NICE Systems & BIRD Foundation) . ISI (formerly Epilogue Technologies)
  .  Midnight Networks
  .  Network Managers
  .  Seagate Technologies
  .  Xerox
  .  Digital Technology
  .  JTEC
  .  Motorola
  .  RAD Network Devices
  .  Willemijn

  The Company shall succeed to all of Retix's rights, privileges and obligations under such licenses. The Company and Retix shall each use their best efforts to obtain any consents required for the transfer of the license from Retix to the Company.

  The Company is in compliance with and has paid all royalties due pursuant to its technology license agreements, subject to amounts due in accordance with future shipments of its products, with the exception of:


  . Willemijn has requested that Retix enter a license agreement related to Raycom products. Retix has responded to these requests by indicating that such products should be covered without further liability to the Company, with which Willemijn concurred, under Retix's existing license agreement with Willemijn.

  . Motorola issued a letter to Retix in December of 1995 addressing possible "industry-wide" patent infringement involving various data compression communications protocol standards. Upon internal investigation, Retix believes that the identified patents do not pertain to the technologies utilized in its internetworking products. No subsequent follow-up has been made, to Retix's knowledge, by Motorola, nor has

     Retix or the Company received any further communications from Motorola regarding the possible patent infringement.

SECTION 2.9 - COMPLIANCE WITH OTHER INSTRUMENTS
-----------------------------------------------

  The Company, directly or through its parent Retix, has entered into the reseller/distributor, marketing, OEM, development and technology license contracts listed on Schedule 2.9A herein. Copies of these contracts have been made available to counsel for the Purchasers. Third party consents to the transactions contemplated by the Agreement are required from the entities listed on Schedule 2.9B herein. The Company will use its best efforts to acquire such consents.

  At the Closing, Retix and the Company shall enter into an agreement pursuant to which Retix shall transfer to Sonoma all of its rights and obligations under the above-referenced contracts that are related to the Company's worldwide internetworking/data networking equipment business and where Retix is listed as a contracting party. The Company shall succeed to all of Retix's rights, privileges and obligations under such contracts.

SECTION 2.10 - AGREEMENTS; ACTION
---------------------------------

  Pursuant to the terms of a Letter Agreement between the Company and Retix of even date with the Agreement, the Grant-Back License has been terminated. A copy of the Letter Agreement providing for such termination has been provided to counsel for the Purchasers.

  Retix and the Company are parties to the following agreements, copies of which have been made available to counsel for the Purchasers:


  . Master Agreement dated May 31, 1996;
  . Preferred Stock Purchase Agreement dated May 31, 1996;
  . Rights Agreement dated May 31, 1996, as amended on December 17, 1997;
  . Loan Agreement dated May 31, 1996, as amended on July 31, 1997 and December . 17, 1997;
  . Security Agreement dated May 31, 1996;
  . Grant-Back License Agreement dated May 31, 1996;
  . Intercompany License Agreement dated May 31, 1996;
  . Preferred Stock Purchase Agreement dated December 17, 1997;

  The Company has entered into standard indemnification agreements with its officers and directors, copies of which have been made available to counsel for the Purchasers.

  The agreements to which the Company is a party or is bound in excess of $25,000 are as follows:

  1)   Contracts related to the procurement or licensing of technology:
       ---------------------------------------------------------------

  . Agreements under negotiations include Maker Communications for licensing of circuit emulation technology, IMA and voice cards; Trillium Digital Systems for licensing of signaling, LANE and MPOA technologies

  . Conclusion and termination of development contract with Wipro related to IMA, Token Ring and test scripts

  . Compaq Computer for the purchase of Token Ring and FDDI I/O cards. The exact amount is not determinable as commitment pertains to bill-back for past purchases should annual minimum quantity purchases not be made by the Company, but the Company estimates that the maximum potential liability under such agreement to be approximately $300,000.

  2)   Contracts related to facility leases:
       ------------------------------------

  . Boston Technology Center at $4,230/month through August 2002 with termination clause at month thirty-six (Sept. 2001)

  . European sales headquarters in Guildford, UK at 4,677BP/month through October 1999, with break clause in October 1998

  . Company headquarters in Marina del Rey at ~$25k/month through October 1999 (through intercompany sublease with Retix)


  3)   Contracts related to office equipment:
       -------------------------------------

  . Xerox 5100 copier (Marina del Rey offices) at $2,383/month through July 2000. The Company is currently attempting to sell and/or trade to reduce the monthly financial commitment relating to such copier.

  . 2 Minolta copiers (UK offices) with quarterly payment of 5,786 BP through September 1998

  4)   Commitments related to raising equity capital:
       ---------------------------------------------

  .  Minimum commitment fee to raise equity capital for Sonoma Systems: $50k
     with Interactive   Capital Partners in Stamford, CT.

  . Fairness opinion on behalf of Retix's Board of Directors: Sonoma's portion of fee from Alliant Partners ($18,333)

  . Professional fees incurred in connection with the representation of the Company for preparation of investment documents, due diligence, etc.:
     $75k-$125k for Venture Law Group, Stradling Yocca Carlson & Rauth and Deloitte and Touche



  5)   Commitments related to non-billable product warranty and customer
       -----------------------------------------------------------------
       support:
       -------

  .  Product warranty costs average of $42k/quarter during 1997

  . European product repair and services agreement with NetVantage (formerly MicroBug) for 5,625BP/month for one year term through October 1998

  . The following open or potential customer/field product issues collectively could exceed $25,000, although, the Company believes aggregate costs related to these issues will be covered by warranty or sales returns reserves recorded in the Company's Financial Statements as of December
     27, 1997:

     . Memphis, Light Gas and Electric - FibeRing
     . Digital Solutions - FE/Full duplex issue with SMC controller chips

     . Mid-Plains Telephone - ML2 & SwitchStak
     . Siemens Nixdorf- Support contract

  6)   Contracts related to the development of technology under OEM agreements:
       -----------------------------------------------------------------------

  . JTEC: The Company entered into a joint-development agreement with JTEC under which Retix would provide JTEC certain router functionality in exchange for access to certain ISDN products developed by JTEC. The companies are currently in discussion to wind down the relationship. The Company anticipates the outcome to involve the supply of certain elements of its source router code for use by JTEC in support of its installed customer base in exchange for the Company's continued right to distribute/resell certain of its JTEC's ISDN products in conjunction with its 7200 series router products. No significant financial payments, if any, are anticipated to conclude this relationship.

SECTION 2.12 - NO CONFLICT OF INTEREST
--------------------------------------

  The Company and Retix are parties to a Loan Agreement dated May 31, 1996, as amended, pursuant to which the Company may borrow up to $2,500,000 on or before its fiscal year end, on December 27, 1997. As of the Closing, the Company shall have no outstanding balance under such Loan Agreement by operation of Section
6.19 of the Agreement.

  The Company has entered into standard indemnification agreements with its officers and directors, copies of which have been made available to counsel for the Purchasers.

  Jeffrey Drazan, a director of the Company and of Retix, is a general partner of Sierra Ventures, a venture capital firm. Sierra Ventures makes venture capital investments in a variety of technology companies, some of which may be competitors of the Company or Retix.

  Coincident with the Closing, the Company and Retix will enter into the following intercompany agreements:

  . The Letter Agreement of even date herewith providing for the sharing of administrative expenses (the "Shared Administrative Expenses Letter
                                   -------------------------------------
     Agreement"), a copy of which has been provided to the Purchaser's
     ---------
     counsel.

  . Sublease of facilities, at terms and conditions identical to the primary lease, under which Retix is the contracting party and the Company is
     occupant, including 4601 Admiralty   Way, #600, Marina del Rey, CA.

  Certain intercompany accounts receivable and payable between Retix and the European Subsidiaries will be settled in connection with the transfer of the European Subsidiaries to the Company as set forth in the Shared Administrative Expenses Letter Agreement.

SECTION 2.13 - RIGHTS OF REGISTRATION; VOTING RIGHTS
----------------------------------------------------

  Retix and the Company are parties to a Rights Agreement dated May 31, 1996, as amended December 17, 1997, which Rights Agreement is being amended and restated concurrently with the execution and delivery with the Agreement.

SECTION 2.16 - CHANGES
----------------------

  Subsequent to December 27, 1997, the Company has made offers of employment, in the ordinary course of business and in support of its 1998 Business Plan, for positions within its Engineering and Marketing organizations. Regarding key employees, Walter Mahla has accepted an offer to join the Company as Vice President of Technology with an anticipated start date of January __, 1998.

  Pursuant to the terms of a Letter Agreement between the Company and Retix of even date with the Agreement, the Grant-Back License Agreement has been terminated. A copy of the Letter Agreement has been provided to counsel for the Purchasers.

  Coincident with the Closing, the following employment and employee compensation matters will require attention by the Company:

  . Conversion of stock options currently granted to Company employees and consultants (and pending grants per offers of employment made since December 17, 1997) pursuant to its 1996 Stock Option Plan as a consequence of the recapitalization of the Company.
  . Approximately 60 Retix employees transferred to the Company on December 29, 1997 without liability for severance from Retix or for past service.
  . Arrangements to carry forward current employee benefit plans (see Section 2.17).

SECTION 2.17 - EMPLOYEE BENEFIT PLANS
-------------------------------------

  The Company has in place a 1996 Stock Option Plan (see Section 2.2). The Company had in place a 1996 Directors' Option Plan which will be terminated immediately prior to the Initial Closing.

  The Company participates in the following employee benefit plans currently under administration by Retix:

  . Customary medical, dental, vision, EAP, life/ad&d, disability (std/LTD) plans (shared company/employee contributions to premium costs)
  .  Standard holiday, vacation, sick and maternity leave pay plans
  .  125 cafeteria plan (no company contributions)
  .  401(k) plan (contributions limited to employees only)

  . Group money purchase pension scheme (UK employees: company 8%; employee 7% of salary contributions). The Company has no liability for any unfunded amounts payable under such pension plan.
  .  Workers compensation plans
  .  Immigration processing and reimbursements
  .  Car allowances: Some positions within the Company qualify for car
     allowances or    company provided cars (primarily European-
     based/international employees)

SECTION 2.18 - TAX RETURNS AND PAYMENTS
---------------------------------------

  For U. S. domestic taxing purposes, the Company's operations are included within the consolidated/combined income, franchise, sales and use, personal property, city and county tax returns of its parent corporation, Retix. Upon Closing, the Company will no longer qualify to file as part of Retix's controlled group. As such, the income tax loss carryforwards in the approximate amount of $5,000,000 specific to the Company (generated since establishment of separate legal entity in June 1996) will be subject to the restrictions and limitations of tax regulations associated with a change-of-control. Retix has filed all tax returns as required by law and paid taxes and assessment due. There has not been any separate tax deficiency proposed or assessed. Statute of limitation waivers have been signed for the following tax years:

        Federal           1991, 1990
        California        1991, 1990
        Georgia           1991, 1990
        Illinois          1991, 1990
        Mass.             1991, 1990
        New Jersey        1991, 1990
        Ohio              1991, 1990
        Pennsylvania      1991, 1990
        Texas             1991, 1990
        Virginia          1991, 1990

SECTION 2.19 - INSURANCE
------------------------

  The Company's operations, for business, property and operations insurance purposes, have been included within the consolidated operations of its parent corporation, Retix. All relevant insurable aspects of the Company have been separately identified within the December 1997 policy renewal documents for Retix's combined entities. After the Closing, the policies will be split and issued in the Company's name.

SECTION 2.22 - PERMITS
----------------------

  The Company may be required to qualify to do business in Arizona, Rhode Island and Massachusetts. See Section 2.1 above.